Exhibit 99.4

DEED OF TRUST, SECURITY AGREEMENT AND

FIXTURE FILING

BY

NEW AVENTINE, L.L.C., a Delaware limited liability company,
Trustor and

NEW DTRS LA JOLLA, L.L.C., a Delaware limited liability company,
Operating Lessee

TO

FIRST AMERICAN TITLE INSURANCE COMPANY,

as Trustee
for the benefit of

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation,

AND

METLIFE BANK, N.A.,
a national banking association
collectively, as Beneficiary

August 31, 2007

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DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

DEFINED TERMS

Execution Date: August 31, 2007
Note:  Two promissory notes made by New Aventine, LLC, each dated as of the Execution Date, (i) one to the order of Metropolitan Life Insurance Company, a New York Corporation (the “Metropolitan Note”) in the principal amount of $72,500,000.00; and (ii) one to the order of MetLife Bank, N.A., a national banking association (“MetLife Bank Note”) in the principal amount of $25,000,000.00 (the Metropolitan Note and the MetLife Bank Note  are herein collectively referred to as the “Note”)

Beneficiary & Address:

Collectively, Metropolitan Life Insurance Company,
a New York corporation (“MetLife”), and MetLife Bank, N.A., a national banking association (“MetLife Bank”)

c/o Metropolitan Life Insurance Company
10 Park Avenue
Morristown, New Jersey 07962
Attention:  Senior Vice President
Real Estate Investments

and:

Metropolitan Life Insurance Company
333 South Hope Street, Suite 3650
Los Angeles, California 90071
Attention:  Regional Director

Trustor & Address: New Aventine, L.L.C. Before September 15, 2007 New Aventine, L.L.C. c/o 77 West Wacker Drive, Suite 4600 Chicago, IL 60601 And After September 15, 2007

New Aventine, L.L.C.
200 West Madison, Suite 1700,
Chicago, Illinois 60606

in each case with a copy to:

Perkins Coie LLP
131 South Dearborn Avenue, Suite 1700
Chicago, Illinois 60603
Attn:     Bruce A. Bonjour

Operating Lessee & Address:

New DTRS La Jolla, L.L.C.

Before September 15, 2007

New DTRS La Jolla, L.L.C.
c/o 77 West Wacker Drive, Suite 4600
Chicago, IL 60601

And After September 15, 2007

New DTRS La Jolla, L.L.C.
200 West Madison, Suite 1700,
Chicago, Illinois 60606

in each case with a copy to:

Perkins Coie LLP
131 South Dearborn Avenue, Suite 1700
Chicago, Illinois 60603
Attn:    Bruce A. Bonjour

Trustee & Address: First American Title Insurance Company National Commercial Services 30 North LaSalle St., Suite 310, Chicago, IL 60602

Liable Party & Address:

Before September 15, 2007

SHC Aventine II, L.L.C.,
c/o 77 West Wacker Drive, Suite 4600
Chicago, IL 60601

And After September 15, 2007

SHC Aventine II, L.L.C.,
200 West Madison, Suite 1700,
Chicago, Illinois 60606

in each case with a copy to:

Perkins Coie LLP
131 South Dearborn Avenue, Suite 1700
Chicago, Illinois 60603
Attn:    Bruce A. Bonjour

Property: The Hyatt Regency at Aventine Hotel consisting of 419 guest rooms, including a three story, approximately 32,000 square foot sports facility and Trustor’s lessee’s interest in the restaurant property known as Café Japengo, located at the Property.

County and State in which the Property is located: San Diego County, State of California

Use: Hotel, retail and related uses
Insurance:

Commercial General Liability Required Liability Limits --$50,000,000.00

Auto Liability: $1,000,000.00 owned/hired/non-owned

Address for Insurance Notification:

Metropolitan Life Insurance Company
10 Park Avenue
Morristown, New Jersey 07962
Attention: Insurance Manager

Loan Documents:  The Note, this Deed of Trust and any other documents related to the Note and/or this Deed of Trust and all renewals, amendments, modifications, restatements and extensions of these documents, except the Indemnity Agreement and the Guaranty.  Indemnity Agreement:  Unsecured Indemnity Agreement dated as of the Execution Date and executed by Trustor and Liable Party in favor of Beneficiary. Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party in favor of Beneficiary. The Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents.

 favor of Beneficiary. Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party in favor of Beneficiary. The Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents.

This DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is entered into as of the Execution Date by Trustor to Trustee for the benefit of Beneficiary with reference to the following Recitals:

RECITALS

A.           This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, the initial Advance, all additional advances or fundings made by Beneficiary, and any other amounts required to be paid by Trustor under any of the Loan Documents, (collectively,  the “Secured Indebtedness”, and sometimes referred to as the “Loan”) and (2) the full performance by Trustor and/or Operating Lessee as applicable of all of the terms, covenants and obligations set forth in any of the Loan Documents.

B.           Trustor makes the following covenants and agreements for the benefit of Beneficiary or any party designated by Beneficiary, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors (all of which are collectively referred to as, “Beneficiary”) and Trustee.

C.           Operating Lessee is executing this Deed of Trust for the purpose of (i) confirming and agreeing to be bound by the representations, warranties, covenants and agreements of Operating Lessee herein and (ii) confirming the Grant of Security by Operating Lessee in Article I of this Deed of Trust.

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Trustor agrees as follows:

ARTICLE I

GRANT OF SECURITY

Section 1.1                                REAL PROPERTY GRANT. Trustor and/or Operating Lessee as applicable irrevocably sells, transfers, grants, conveys, assigns and warrants to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(1)                  that certain real property located in the County and State which is more particularly described in Exhibit “A” attached to this Deed of Trust or any portion of the real property;  all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Trustor and/or Operating Lessee as applicable with respect to these items,  and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);

(2)                  all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements,  all Fixtures (as defined below) and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, restaurant equipment, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

(3)                  all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Property as a hotel, including all components thereof, now or hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”);

(4)                  all present and future income, rents, revenue, profits, proceeds, hotel room income, and income of any kind derived directly or indirectly by Trustor, or Operating Lessee from or in connection with the Property, (including, without limitation, all revenues from (w) rentals or other payments from hotel guests, tenants, lessees, licensees or concessionaires whether on a cash basis or credit, paid or collected, and (x) the sale of food and beverages that are prepared at the Property and sold or delivered on or off the Property (including, without limitation, revenues from mini-bars), whether for cash or for credit, including in respect of guest rooms, banquet rooms, meeting rooms and other similar rooms and (y) gross revenue from the rental of banquet, meeting and other similar rooms, and (z) parking income and revenues), and all other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Trustor and/or Operating Lessee as applicable, any advance payment of real estate taxes or assessments, or insurance premiums made by Trustor and/or Operating Lessee as applicable and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Trustor and/or Operating Lessee as applicable in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

(5)                  all rights of Trustor or Operating Lessee in and to accounts receivables, arising from the operation of the Property, to payment for goods sold or leased, for services rendered, or for the rental or use of the Property, whether or not yet earned by performance, including, without limiting the generality of the foregoing, (i) all accounts arising from the operation of the Property, and (ii) all rights to payment from any consumer credit or charge card organization or entity (such as or similar to the organizations or entities which sponsor and administer the American Express Card, the Visa Card, the Carte Blanche Card and the Master Card).  Accounts Receivable shall include all of the foregoing rights to payment, whether now existing or hereafter created, and all substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition thereof or substitution therefor, and all of the proceeds from all of the foregoing, subject however to the rights of Manager under the Management Agreement;

(6)                  all rights of Trustor and/or Operating Lessee as applicable under that certain management agreement dated as of September 20, 1985 by and between Trustor’s predecessor in interest and Hyatt Corporation (“Manager”) as amended by that Letter Agreement dated July 25, 1986, that Amendment, Assignment, Assumption and Consent dated July 24, 1987, that Amendment to Management Agreement dated August 31, 1988,  and that Amendment to Management Agreement dated June 30, 1999 (collectively, the “Management Agreement”);

(7)                  all rights of Trustor under that certain Operating Lease dated August 31, 2007, between Trustor and New DTRS La Jolla, L.L.C., a Delaware limited liability company (“Operating Lessee”), as hereafter amended or supplemented (the “Operating Lease”).

(8)                  all rights of Trustor under that certain Owner Agreement dated August 31, 2007, between Trustor, Operating Lessee and Manager, as hereafter amended or supplemented (the “Owner Agreement”).

(9)                  all rights of Trustor and/or Operating Lessee as applicable under any Interest Rate Cap Agreement (as defined in Section 2.9):

(10)                  all rights of Trustor and/or Operating Lessee as lessee, under that certain Restaurant  Lease dated July 2, 1999, between Trustor’s predecessor-in-interest and WXI/AVE Real Estate Limited Partnership., a Delaware limited partnership, as lessor, as hereafter amended or supplemented (the “Restaurant Lease”).

(11)                  all damages, payments and revenue of every kind that Trustor and/or Operating Lessee as applicable may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(12)                  all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

(13)                  all authorizations, licenses and permits, including without limitation, operating permits, liquor licenses and all other authorizations or permits necessary or appropriate for the Improvements to be fully operated as a first-class hotel (“Hotel Licenses and Permits”);

(14)                  all, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

(15)                  all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.

Section 1.2                                PERSONAL PROPERTY GRANT.  Trustor and/or Operating Lessee as applicable irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Trustor’s interest, and to the extent permissible under the Operating Lease and the Owner Agreement, Operating Lessee’s interest, in the following personal property which is collectively referred to as “Personal Property”:

(1)                  any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is  attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

(2)                  all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Trustor and/or Operating Lessee as applicable in common with others and all documents of membership in any owner’s association or similar group;

(3)                  all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Trustor and/or Operating Lessee as applicable relating to the plans and specifications or to the construction of the Improvements;

(4)                  all furniture, fixtures and equipment and other items of property located on or used in connection with the Real Property or its occupancy or operation, including all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, the operation of the Property as a Hotel, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens and bars, if any, laundry and dry cleaning facilities, (ii) office equipment, (iii) dining room wagons, materials handling equipment, cleaning and engineering equipment, (iv) telephone and computerized accounting systems, (v) vehicles and (vi) and any other items customarily included within “property and equipment” for hotel properties similar to the Property (“FF&E”);

(5)                  all, general intangibles, letter of credit rights, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of the these items;

(6)                  all rights of Trustor and Operating Lessee in and to the Hotel Operating Account, the Fund for Replacement of and Additions to Furnishings and Equipment and any and all other accounts held by Manager pursuant to the terms of the  Management Agreement for the benefit of Trustor and/or Operating Lessee;

(7)                  all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and

(8)                  all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).

All of the Real Property and the Personal Property are collectively referred to as the “Property.”

Section 1.3                                CONDITIONS TO GRANT.  If Trustor shall pay to Beneficiary the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Trustor and/or Operating Lessee as applicable shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released by Trustee and/or Beneficiary in accordance with the laws of the State.

ARTICLE II

TRUSTOR COVENANTS

Section 2.1             DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

(a)           Trustor represents and warrants that the execution of the Loan Documents and the Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Trustor requiring further consent for such action by any other entity or person.

(b)           Trustor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c)           Trustor represents and warrants that the execution, delivery  and performance of the Loan Documents will not result in Trustor’s being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.

(d)           Trustor represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Trustor and constitute valid and binding obligations of Trustor which are enforceable in accordance with their terms.

Section 2.2             PERFORMANCE BY TRUSTOR; HOTEL LICENSES AND PERMITS .

(a)           Trustor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

(b)           Trustor represents and warrants that the Hotel Licenses and Permits  necessary or appropriate for the Improvements to be fully operated as a first-class hotel shall have been validly obtained, paid for and be in full force and effect.

Section 2.3            WARRANTY OF TITLE TO REAL PROPERTY AND FF&E .

(a)           Trustor warrants that it holds marketable and indefeasible fee simple absolute title to the Real Property (except the Restaurant Lease) , and that it has the right and is lawfully authorized to sell, convey or encumber the Property (except the Restaurant Lease) subject only to those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B-1 and B-2 of the title insurance policy or policies which have been approved by Beneficiary (the “Permitted Exceptions”).  The Property is free from all due and unpaid  taxes, assessments and  mechanics’ and materialmen’s liens.

(b)           All FF&E have been paid for in full.

(c)           Trustor further covenants to warrant and forever defend Beneficiary and Trustee from and against all persons claiming any interest in the Property.

(d)           Trustor and/or Operating Lessee, as applicable warrants that it holds a leasehold interest in the Restaurant Lease, and that it has the right and is lawfully authorized to sell, convey or encumber the Restaurant Lease (in accordance with the terms of the Restaurant Lease).  The premises demised by Trustor and/or Operating Lessee under the Restaurant Lease  is free from all due and unpaid  taxes, assessments and  mechanics’ and materialmen’s liens. Trustor and/or Operating Lessee, as applicable further covenants to warrant and forever defend Beneficiary and Trustee from and against all persons claiming any interest in the Restaurant Lease or the premises demised under the Restaurant Lease.

Section 2.4            TAXES, LIENS AND OTHER CHARGES.

(a)           Unless otherwise paid to Beneficiary as provided in Section 2.5, Trustor and/or Operating Lessee as applicable shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”).  The Impositions shall be paid not later than the dates on which the particular Imposition would become delinquent and Trustor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full.  If Trustor and/or Operating Lessee as applicable elects by appropriate legal action to contest any Imposition, Trustor shall first deposit cash (or other security approved by Beneficiary such as a bond or letter of credit) with Beneficiary as a reserve in an amount which Beneficiary determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Trustor deposits this sum or alternative security with Beneficiary, Trustor shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity.  Upon termination of any proceeding or contest and any appeal thereof, Trustor shall pay the amount of the Imposition  as finally determined in the proceeding or contest.  Provided that there is not then an Event of Default (as defined in Section 11.1), the monies or alternative security which have been deposited with Beneficiary pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Trustor.

(b)           In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Secured Indebtedness may be declared by Beneficiary to immediately become due and payable.  Notwithstanding the preceding sentence, the Beneficiary’s election to accelerate the Loan shall not be effective if (1) Trustor and/or Operating Lessee as applicable is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Trustor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.6 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

Section 2.5            ESCROW DEPOSITS.

(a)           Without limiting the effect of Section 2.4 and Section 3.1, subject to (b) below, Trustor shall pay to Beneficiary monthly on the same date the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Beneficiary reasonably estimates are necessary to pay, on an annualized basis, (1) all Impositions and (2) the premiums for the insurance policies required under this Deed of Trust (collectively the “Premiums”) until such time as Trustor has deposited an amount equal to the annual charges for these items and on demand, from time to time, shall pay to Beneficiary any additional amounts necessary to pay the Premiums and Impositions. Trustor will furnish to Beneficiary bills for Impositions and Premiums thirty (30) days before Impositions become delinquent and such Premiums become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Beneficiary.  If an Event of Default occurs, Beneficiary shall have the right, at its election, to apply any amounts held under this Section 2.5 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited.

(b)           Notwithstanding the foregoing, if (i) the insurance required to be maintained hereunder is provided under a blanket policy approved by Beneficiary, or (ii) Trustor, Operating Lessee or Manager pay, reserve or set aside funds on a monthly basis in amounts sufficient to provide for the payment of all insurance premiums when due (and such funds need not be segregated or deposited into a specific fund or account), Beneficiary agrees not to require these deposits unless and until (a) there has occurred an Event of Default under the Loan Documents, the Guaranty or the Indemnity Agreement, (b) Trustor, or a Permitted Transferee or a Pre-Approved Transferee no longer owns the Property; (c) except for Permitted Interest Transfers, there has been a change in the general partners, stockholders or members of Trustor or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Trustor; or (d) at any time Trustor fails to furnish to Beneficiary, not later than fifteen (15) days before the dates on which any insurance policies would be cancelled, receipts for the payment of such insurance premiums or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy.  In the event any of these events described in clauses (a) through (d) occur Beneficiary reserves the right to require insurance premiums deposits at any time in its absolute discretion notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Beneficiary.

(c)           Notwithstanding the foregoing, so long as Trustor, Operating Lessee or Manager pay, reserve or set aside funds on a monthly basis in amounts sufficient to provide for the payment of all Impositions as and when due (which funds need not be segregated or deposited into a specific fund or account), Beneficiary agrees not to require these deposits unless and until (a) there has occurred an Event of Default under the Loan Documents, the Guaranty or the Indemnity Agreement, (b) Trustor, or a Permitted Transferee, or a Pre-Approved Transferee no longer owns the Property; or (c) except for Permitted Interest Transfers, there has been a change in the general partners, stockholders or members of Trustor or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Trustor.  In the event any of these events described in clauses (a) through (c) occur, Beneficiary reserves the right to require Impositions deposits at any time in its absolute discretion notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Beneficiary.

Section 2.6             CARE AND USE OF THE PROPERTY.

(a)           Trustor represents and warrants to Beneficiary as follows:

(i)           All authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

(ii)           The Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Trustor and/or Operating Lessee as applicable shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use.  Trustor shall furnish Beneficiary, on request, proof of compliance with the Requirements.  Trustor and/or Operating Lessee as applicable shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.

(iii)           Trustor has complied with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Trustor and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Trustor and/or Operating Lessee as applicable, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.

(iv)           Trustor and/or Operating Lessee as applicable shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Beneficiary.

(v)           The zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Deed of Trust.

(vi)           Construction of the Improvements on the Property is complete.

(vii)           The Property is in good repair and condition, free of any material damage.

(b)           Beneficiary  shall have the right, at any time and from time to time during normal business hours, to enter the Property in order to ascertain Trustor’s and/or Operating Lessee’s compliance as applicable with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants. Trustor and/or Operating Lessee as applicable shall cooperate with Beneficiary performing these inspections. Beneficiary’s rights hereunder include its rights under California Civil Code Section 2929.5, as such Section may be amended from time to time.  Trustor shall pay all costs incurred by Beneficiary in connection with any such inspections, except as may otherwise be provided in such Section 2929.5.

(c)           Trustor and/or Operating Lessee as applicable shall use, or cause to be used, the Property continuously for the Use. Trustor and/or Operating Lessee as applicable shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary. Trustor and/or Operating Lessee as applicable shall not file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so-called “condominium regime” whether superior or subordinate to this Deed of Trust and  Trustor and/or Operating Lessee as applicable shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.

(d)           Without the prior written consent of Beneficiary, Trustor and/or Operating Lessee as applicable shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances, (ii)  use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.

Section 2.7             COLLATERAL SECURITY INSTRUMENTS.  Trustor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Trustor under this Deed of Trust or any other Loan Document.

Section 2.8             MANAGEMENT AGREEMENT.

(a)           As of the Execution Date, the Management Agreement shall be in full force and effect and Manager shall have no defenses or claims against Trustor with respect thereto.  Any new or subsequent agreements providing for the management and operation of the Hyatt Regency at Aventine Hotel shall be subject to Beneficiary’s approval

(b)           The Management Agreement shall be subordinated to the lien of the Deed of Trust pursuant to an Assignment and Subordination of Management Agreement and Consent of Manager dated as of the date of this Deed of Trust, and further shall be assigned to MetLife as additional security for the Loan.

(c)           Notwithstanding any provision to the contrary contained herein or in the other Loan Documents, the Trustor and Operating Lessee may not amend, modify, supplement, alter or waive any right under the Management Agreement without the written consent of Beneficiary, provided however, without any requirement for consent, Trustor and Operating Lessee may agree to any nonmaterial modification, change, supplement, alteration or amendment to the Management Agreement and waiver of any nonmaterial rights thereunder, including without limitation, any such modification, change, supplement, alteration, amendment or waiver that does not affect the cash management procedures set forth in the Management Agreement or the Loan Documents, decrease the cash flow of the Property, adversely affect the marketability of the Property, change the definitions of "default" or "event of default," change the definitions of "operating expense" or words of similar meaning to add additional items to or delete items from such definitions, change the definitions of "available cash flow”, “gross operating profit”, “gross revenues” so as to reduce the payments due the Trustor thereunder, change the definition of "debt service ", “owner equity” or “owner remittance amount”, change the timing of remittances to the Trustor or Operating Lessee thereunder, change the priority of distributions of “available cash flow” to Trustor or Operating Lessee thereunder, increase or decrease reserve requirements, change the term of the Management Agreement or increase any Management Fees (as defined in the Management Agreement) payable under such Management Agreement.

(d)           Notwithstanding the foregoing, Trustor or Operating Lessee may enter into a new Management Agreement approved by Beneficiary with an Acceptable Manager (as hereinafter defined).

(i)           For purposes of this Section, and subject to subsection (iii) below, "Acceptable Manager" shall mean (a) the current Manager and current brand as of the Execution Date and, at any time prior to two years after the Execution Date, the property managers and brands of Acceptable Manager listed in (ii) below, provided (x) each such property manager or brand continues to be controlled by substantially the same Persons Controlling (as defined in Section 10.4 (d)) such property manager or brand as of the Execution Date (or if such manager is a publicly traded company, such manager continues to be publicly traded on an established securities market), and (y) such property manager has under management, at the time of its engagement as manager, not fewer than 20 first class full service resort or business hotel properties (excluding the Property) containing not fewer than 5,000 hotel rooms in the aggregate; (b) during such two year period, any Close Affiliate (as defined in Section 10.4(d)) of any of the foregoing Persons so long as such Close Affiliate continues to be Controlled by substantially the same Persons Controlling such Close Affiliate as of the Execution Date (or if such close affiliate is a publicly traded company, such Close Affiliate continues to be publicly traded on an established securities market); or (c) any other reputable and experienced professional hotel management company (A) which, or a Close Affiliate of which, shall have at least five years' experience in the management of hotel properties substantially similar in size and complexity to the Property, (B) which, or a Close Affiliate of which, shall have under management, at the time of its engagement as Manager, not fewer than 20 first class full service resort or business hotel properties (excluding the Property) containing not fewer than 5,000 hotel rooms in the aggregate, and (C) approved in writing by Beneficiary.

(ii)           Each of the following entities or designated brands which are controlled by the following entities is an Acceptable Manager as of the Execution Date: Loews Hotels (Loews), Hilton Hotels Corporation (Hilton), Fairmont Hotels and Resorts (Fairmont, Raffles, Swiss Hotel), Marriott International, Inc., (Marriott, JW Marriott, Ritz Carlton, Renaissance), Starwood (Westin, St. Regis, W Hotel), Hyatt (Grand Hyatt, Hyatt Regency, Park Hyatt), Intercontinental Hotels (InterContinental), KSL Resorts, Four Seasons, Orient Express, Mandarin, Peninsula, or Shangri-La.

(iii)           Notwithstanding the foregoing, in no event shall any entity which would be deemed a Disqualified Transferee (as defined in Section 10.4(d)) be an Acceptable Manager during the period of time in which it is a Disqualified Transferee.

Section 2.9              INTEREST RATE CAP AGREEMENT.

(a)            If at any time during the term of the Loan the net operating income of the Property, as determined by Beneficiary in its sole discretion, is less than 1.40 times the monthly amount of interest payments due under the Loan, Trustor shall enter into an Interest Rate Cap Agreement which shall protect against an increase in interest rates which would cause the Annual Interest Rate to exceed a rate to be determined by Beneficiary in its sole discretion.

(b)           The Interest Rate Cap Agreement (i) shall be in form acceptable to Beneficiary, (ii) shall be with a counterparty acceptable to Beneficiary and which counterparty shall have a credit rating of “A2” or better by Moody’s Investors Service, Inc., and “A” or better by Standard and Poor’s Rating Group, (iii) shall direct such acceptable counterparty to deposit any and all payments due under the Interest Rate Cap Agreement directly into an account designated by Beneficiary (“Designated Account”) so long as any portion of the Loan remains outstanding, provided however, for purposes of this requirement, the Loan shall be deemed to be remaining outstanding if the Property is transferred to Beneficiary (or its nominee or designee) by judicial foreclosure or non-judicial foreclosure or by deed-in-lieu thereof, (iv) shall have an initial term of one year, and thereafter (A) if the net operating income of the Property, as determined by Beneficiary in its sole discretion at any time and from time to time, is or continues to be less than 1.40 times the monthly amount of interest payments due under the Loan (the “NOI Threshold”), then the Interest Rate Cap Agreement then in effect shall be extended for successive one year terms for as long as the net operating income of the Property does not meet the NOI Threshold, and (B) if the net operating income of the Property as determined by Beneficiary in its sole discretion at any time meets or exceeds the NOI Threshold such that an Interest Rate Cap Agreement is not then required, but at any subsequent time (and from time to time), the net operating income of the Property, as determined by Beneficiary in its sole discretion, fails to meet the NOI Threshold, Trustor shall enter into a new Interest Rate Cap Agreement that satisfies all of the terms and conditions of this Section 2.9, including without limitation, that it have an initial term of one year and successive one year terms, if and as required under the terms of this Section 2.9(b) (iv), and (v) shall have an initial notional amount equal to the unpaid principal balance of the Loan.

(c)           Trustor shall collaterally assign to Beneficiary all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Beneficiary an executed counterpart of such Interest Rate Cap Agreement.  Trustor shall comply with all of its obligations under the Interest Rate Cap Agreement.  All amounts paid by the counterparty under the Interest Rate Cap Agreement to Trustor or Beneficiary shall be deposited immediately into the Designated Account.   Trustor shall take all actions reasonably required by Beneficiary to enforce Beneficiary’s rights under the Interest Rate Cap Agreement in the event of a default by the counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(d)           In the event of a downgrade, withdrawal or qualification of the rating of the counterparty by Moody’s Investors Service, Inc., or by Standard & Poor’s Ratings Group below the ratings described in Section 2.9(b), at Beneficiary’s option, Trustor shall replace the Interest Rate Cap Agreement with a replacement Interest Rate Cap Agreement with a counterparty acceptable to Beneficiary not later than ten (10) business days following receipt of notice from Beneficiary of such downgrade, withdrawal or qualification.

(e)           In the event that Trustor fails to purchase, deliver and/or maintain the Interest Rate Cap Agreement or any replacement thereof as required hereby or under the terms of the Note, Beneficiary may (in addition to exercising any of its other rights and remedies under the Loan Documents) purchase such Interest Rate Cap Agreement or any replacement thereof and the costs incurred by Beneficiary in purchasing and maintaining the same shall be paid by

Trustor with interest thereon at the Default Rate from the date such cost was incurred by Beneficiary until such cost is paid by Trustor to Beneficiary.

(f)           If and when an Interest Rate Cap Agreement is required pursuant to Section 2.9(a), Trustor shall obtain and deliver to Beneficiary, prior to or concurrent with its delivery of the executed counterpart of the Interest Rate Cap Agreement, an opinion of counsel for the counterparty (upon which Beneficiary and its successors and assigns may rely) in form, scope and substance acceptable to Beneficiary regarding the authorization of the counterparty, the legality, validity, and binding effect of the Interest Rate Cap Agreement, and such other matters as Beneficiary shall reasonably require.

(g)           The obligation to purchase and maintain the Interest Rate Cap Agreement and any replacement thereof shall be fully recourse to Trustor and the Liable Party.

Section 2.10           FF&E.  If any future acquisition of FF&E is leased, Beneficiary shall receive an assignment of the tenant’s interest in any leased equipment. Beneficiary shall also receive from the lessor (provided lessor is an entity unaffiliated with Beneficiary and its affiliates) of such equipment (i) an estoppel certificate reflecting the lease agreement and the defaults, if any, of Trustor under the lease agreement, and (ii) an agreement providing that if Beneficiary shall ever become the owner of the Real Property, such lessor’s lease, at Beneficiary’s option, may be assumed by Beneficiary at the same rental charges, and under the same terms and conditions as are presently contained in such lease.

Section 2.11           SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a)           Trustor and/or Operating Lessee as applicable shall immediately notify Beneficiary of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Beneficiary under the Loan Documents (collectively,  “Actions”). Trustor and/or Operating Lessee as applicable shall appear in and defend any Actions.

(b)           Beneficiary shall have the right, at the cost and expense of Trustor, to institute, maintain and participate in Actions or other proceedings and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Beneficiary under the Loan Documents.  Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.6 hereof..

Section 2.12          LIENS AND ENCUMBRANCES.  Except as and to the extent expressly set forth in Article X to the contrary, without the prior written consent of Beneficiary, to be exercised in Beneficiary’s sole and absolute discretion, other than the Permitted Exceptions, Trustor and/or Operating Lessee as applicable shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests,  conditional sales, mechanic liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Deed of Trust (collectively, “Liens and Encumbrances”).  If any Liens and Encumbrances are recorded against the Property or any part of the Property, Trustor and/or Operating Lessee as applicable shall obtain a discharge and release of any Liens and Encumbrances within fifteen (15) days after receipt of notice of their existence.

ARTICLE III

INSURANCE

Section 3.1             REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

(a)           During the term of this Deed of Trust, Trustor at its sole cost and expense must provide insurance policies and certificates of insurance for types of insurance described below all of which must be satisfactory to Beneficiary as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages.  In no event shall such policies be terminated or otherwise allowed to lapse unless replaced with a policy complying with the requirements set forth in this Article III. Trustor shall be responsible for its own deductibles.  Trustor shall also pay for any insurance, or any increase of policy limits, not described in this Deed of Trust which Trustor requires for its own protection or for compliance with government statutes.  Trustor's insurance shall be primary and without contribution from any insurance procured by Beneficiary including, without limitation, any insurance obtained by Beneficiary pursuant to Section 3.1 (e) hereof.

Policies of insurance shall comply with the following requirements:

(1)                  Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,”   in each case (i) in an amount equal to 100% of the "Full Replacement Cost" (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and on a Replacement Cost basis; (ii) containing an agreed amount language with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $250,000.00; and (iv) containing Ordinance or Law Coverage, Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Beneficiary or if any of the Improvements or the use of the Property constitute non-conforming structures then in the amount of $50,000,000.00. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Trustor and approved by Beneficiary or by an engineer or appraiser in the regular employ of the insurer.  The “Full Replacement Cost” for purposes of this Article III shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout.  For purposes of calculating Full Replacement Cost direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.

       (2)                 Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the

Property, such insurance (i) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written contracts; and (e) contractual liability covering the indemnities contained in this Deed of Trust to the extent available.

(3)           Business Income insurance in an amount sufficient to prevent Trustor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover eighteen (18) months “Business Income” (as hereinafter defined) and with an Extended Period of Indemnity of 365 days.  Notwithstanding the terms of Section 3.1(i) below, the amount of such insurance shall be increased from time to time during the term of this Deed of Trust as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income form occupancy the Property increases to reflect such rental increases.  “Business Income” shall mean the sum of (i) the total anticipated gross income from occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Trustor, and (iii) any other amounts payable to Trustor or to any affiliate of Trustor pursuant to leases.

(4)           If Beneficiary determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Trustor will maintain coverage for the peril of flood meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) the Full Replacement Cost or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.  Such coverage may be included in the property policy noted in item 3.1 (a)(1) above.

(5)           Property insurance covering the building during a period of construction or renovation or alteration of the Improvements, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Beneficiary including an Occupancy endorsement and Worker’s Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State of California.

(6)           Workers’ Compensation insurance, subject to the statutory limits of the State of California, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00  for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

(7)           Boiler & Machinery insurance or Equipment Breakdown Coverage covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all such equipment installed in, on or at the Improvements  with a limit of $50,000,000.00.  These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.  Such coverage may be included in the master property policy noted in Section 3.1 (a) (1).

(8)           Insurance from or against losses, damages, costs, expenses, claims and liabilities related to or arising from earthquake in an amount equal to the maximum probable loss for the peril of earthquake in the State of California as determined by the Property Condition Assessment which shall be in an amount equal to (x) the Full Replacement Cost (plus Business Income and Extended Period of Indemnity) multiplied by (y) the probable maximum loss in the Property Condition Assessment approved by Beneficiary in connection with the funding of the Loan with a maximum deductible of 5% on the full earthquake coverage.

                                                                (9)           Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, in the amount of Full Replacement Cost (plus Business Income and Extended Period of Indemnity) with a deductible not to exceed $250,000.00, issued by such companies, and on such forms of insurance policies as required by MetLife.

(10)           Business Automobile Insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Trustor, Trustor’s employees or Trustor’s agents in connection with the Property.

(11)           Such other insurance (i) as may from time to time be required under the REA and/or (ii) as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, vandalism, sinkhole and mine subsidence.

(b)           Beneficiary’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.1 as follows:

(1)           The policies of insurance referenced in Subsections (a)(1), (a)(3), (a)(4), (a)(5) and (a)(7) of this Section 3.1 shall identify Beneficiary under the New York Standard Mortgagee Clause (non-contributory) endorsement.

(2)           The insurance policies referenced in Section 3.1 (a)(2) and (a)(10) shall name Beneficiary as an  additional insured.

(3)           All of the policies referred to in Section 3.1 shall provide for at least thirty (30) days’ written notice to Beneficiary in the event of policy cancellation and/or material change.

                                (c)           All the insurance companies must be authorized to do business in the State and be approved by Beneficiary in the good faith exercise of its discretion. The insurance companies must have a general policy rating of A- or better and a financial class of VIII by A.M. Best Company, with any exceptions subject to Beneficiary’s approval, which approval shall not be unreasonably withheld.  So called “Cut-through” endorsements shall not be permitted.  Trustor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies.

(d)           Trustor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies.

(e)           Certified copies of the policies, and any endorsements, shall be made  available for inspection by Beneficiary upon request. If any policy is canceled before the Loan is satisfied, and Trustor fails to immediately  procure replacement insurance, Beneficiary reserves the right but shall not have the obligation immediately to procure replacement insurance at Trustor’s cost.

(f)           Trustor shall be required during the term of the Loan to continue to provide Beneficiary with evidence of original renewal policies or replacements of the insurance policies referenced in Section 3.1 (a).  Beneficiary may accept Certificates of Insurance evidencing insurance policies referenced in Subsections (a)(2), (a)(4), and (a)(6) of this Section 3.1 instead of requiring the actual policies; provided, however, Beneficiary will not accept certificates which do not confer rights on Beneficiary as certificate holder which are satisfactory to Beneficiary, in its sole discretion.  Additionally, in the event Beneficiary accepts an insurance binder as evidence of insurance, an insurance policy or certificate, satisfactory to Beneficiary must be submitted to Beneficiary at least fifteen (15) days prior to the expiration date of the binder.

(g)            Beneficiary shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days following expiration. The failure of Trustor to maintain the insurance required under this Article III shall not constitute a waiver of Trustor’s obligation to fulfill these requirements.

(h)           All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.

(i)           As long as New Aventine, L.L.C. is the Trustor and SHC Aventine II, L.L.C. is the Liable Party, insurance coverage provided under the initial insurance policies approved by Beneficiary as of the closing of the Loan (the “Initial Insurance Policy”), and any renewal or extension of the Initial Insurance Policy with the same types and amounts of coverage shall be deemed to comply with the requirements for insurance herein.

Section 3.2            ADJUSTMENT OF CLAIMS.

(a)           Subject to clause (c) below, in the event of a Casualty or Condemnation where the claim for damage to, or loss or destruction of, all or a portion of the Property does not exceed $5,000,000.00, Trustor may settle and adjust such claim; provided that such adjustment is carried out in a competent and timely manner.  In such case, Trustor and Operating Lessee are authorized to collect and receive for Beneficiary any insurance proceeds.

(b)           Subject to clause (c) below, in the event of a Casualty or Condemnation where the claim for damage to, or loss or destruction of, all or a portion of the Property exceeds $5,000,000.00, Trustor may settle and adjust such claim only with the prior written consent of the Beneficiary (which consent shall not be unreasonably withheld or delayed).

(c)           Notwithstanding the terms of clauses (a) and (b) above, Beneficiary shall have the sole authority to adjust any claim with respect to a Casualty or Condemnation and to collection all insurance proceeds during the period an Event of Default has occurred and is continuing.

Section 3.3            ASSIGNMENT TO BENEFICIARY.  In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Trustor and/or Operating Lessee as applicable in and to any insurance policy, or premiums  or payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Property shall pass to the transferee of the Property.

ARTICLE IV

BOOKS, RECORDS AND ACCOUNTS

Section 4.1            BOOKS AND RECORDS.  Trustor and/or Operating Lessee as applicable shall keep adequate books and records of account in accordance with generally accepted accounting principles (as supplemented by the Uniform System of Accounts for the Lodging Industry, current edition) (“GAAP”), or in accordance with other methods acceptable to Beneficiary in its sole discretion, consistently applied and furnish to Beneficiary:

(a)           quarterly rent rolls in electronic form if available and otherwise by hard copy, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.2) and the term of each Lease, including the expiration date, and any other information as is reasonably required by Beneficiary, within thirty (30) days after the end of each fiscal quarter;

(b)           a quarterly operating statement of the Property and year to date operating statements in electronic form detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Trustor in the form required by Beneficiary, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty (30) days after the close of each fiscal quarter of Trustor;

(c)           an annual balance sheet and profit and loss statement of Trustor in electronic form in the form required by Beneficiary, prepared and certified by Trustor, as the case may be, or if required by Beneficiary, audited financial statements for Trustor and any Liable Party prepared by an independent certified public accountant acceptable to Beneficiary within ninety (90) days after the close of each fiscal year of Trustor and the Liable Party, as the case may be; and,

(d)           the annual operating budget for the Property for the upcoming one  (1) year period (i) at least fifteen (15) days prior to the beginning of each calendar year and (ii) in the form when and as finally approved by Trustor and/or Operating Lessee.

Section 4.2            PROPERTY REPORTS.  Upon request from Beneficiary or its representatives and designees, Trustor and/or Operating Lessee as applicable shall furnish in a timely manner to Beneficiary: an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.

Section 4.3             ADDITIONAL MATTERS.

(a)           Trustor shall furnish Beneficiary with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Beneficiary or the rating agencies in form and substance satisfactory to Beneficiary or the rating agencies.

(b)           Trustor shall furnish Beneficiary and its agents convenient facilities for the examination and audit of any such books and records.

(c)           Beneficiary and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Trustor and its affiliates or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Trustor, its affiliates or any guarantor or indemnitor where the books and records are located.  Beneficiary shall have the right upon notice to make copies and extracts from the foregoing records and other papers.

ARTICLE V

LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

Section 5.1            TRUSTOR’S REPRESENTATIONS AND WARRANTIES.

Trustor represents and warrants to Trustee and Beneficiary as follows:

(a)           There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on Exhibit B to the Assignment of Leases, and Trustor has delivered to Beneficiary true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”).

(b)           There are no defaults by Trustor and/or Operating Lessee as applicable under the Existing Leases and, to the best knowledge of Trustor, there are no defaults by Manager or any tenants under the Existing Leases.  The Existing Leases are in full force and effect.

(c)           To the best knowledge of Trustor, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property or any guarantor of any such lease (1) is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(d)           No Existing Leases with a square footage of 10,000 square feet or more may be amended terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation.

(e)           There are no defaults by Trustor and/or Operating Lessee as applicable under the Restaurant Lease and, to the best knowledge of Trustor, there are no defaults by the lessor under the Restaurant Lease and the Restaurant Lease is in full force and effect.

Section 5.2             REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE OPERATING LEASE.

(a)           The Operating Lease shall not be amended or modified or terminated without the prior written approval of Beneficiary; provided however, that Trustor and Operating Lessee may without Beneficiary’s approval agree to non-material modifications or amendments to the Operating Lease which do not materially alter the obligations of Trustor as Operating Lessor, grant Operating Lessee any rights or powers with respect to the Property that are inconsistent with the rights and obligations of Trustor under the Loan Documents, or grant or confer upon any third party any of the rights, benefits or obligations under the Operating Lease, including without limitation any right to receive any of the income, revenue or profits of the Property.

(b)           Trustor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under the Operating Lease; provided, that Beneficiary acknowledges and agrees that it will not exercise its rights prior to an Event of Default by Trustor hereunder.

(c)           In the event of a termination, cancellation or surrender of the Operating Lease by Operating Lessee, Trustor shall assume any and all obligations of Operating Lessee under the Management Agreement and cure any and all defaults of Operating Lessee under the Management Agreement

Section 5.3            ASSIGNMENT OF LEASES.  In order to further secure payment of the Secured Indebtedness and the performance of obligations of Trustor and/or Operating Lessee as applicable under the Loan Documents, Trustor and/or Operating Lessee as applicable absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s and/or Operating Lessee’s right, title, interest and estate in, to and under (i) all of the Existing Leases affecting the Property and (ii) all of the future leases, lease amendments, guaranties and amendments of guaranties and (iii) the Rents and Profits. Beneficiary acknowledges and agrees that Trustor and Operating Lessee are permitted to collect the Rents and Profits  unless and until an Event of Default occurs.  Such permission shall be reinstated upon cure of an Event of Default.  The Existing Leases and all future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases” but such term expressly excludes the Operating Lease.

Section 5.4             PERFORMANCE OF OBLIGATIONS.

(a)           Trustor and/or Operating Lessee as applicable shall perform all obligations under any and all Leases.  If any of the acts described in this Section are done without the written consent of Beneficiary, at the option of Beneficiary, they shall be of no force or effect and shall constitute a default under this Deed of Trust.

(b)           Trustor and/or Operating Lessee as applicable agrees to furnish Beneficiary executed copies of all future Leases for premises of 10,000 square feet or more.  Trustor and/or Operating Lessee as applicable shall not, without the express written consent of Beneficiary, (i) enter into or extend any Lease unless the Lease is on the standard form lease approved by Beneficiary and complies with the Leasing Guidelines which are attached to this Deed of Trust as  Exhibit “B”, or (ii) modify or amend any Leases in any material way or materially reduce the rent, or (iii)  unless the tenants remain liable under the Leases, consent to an assignment of the tenant’s interest or to a subletting of the demised premises under any Lease, or (iv) accept payment of advance rents or security deposits in an amount in excess of one month’s rent or (v) enter into any options to purchase the Property.

(c)           Notwithstanding anything to the contrary in this Deed of Trust, (i) the covenants and agreements of Trustor and Operating Lessee in Sections 5.4, 5.5 and 5.6 hereunder shall be subject to the limitation that Trustor and Operating Lessee shall only be required to use commercially reasonably efforts to enforce any rights they may have under the Management Agreement to ensure that Manager takes actions under the Management Agreement consistent with the requirements of Sections 5.4, 5.5 and 5.6  hereof and (ii) subject to the obligation to use commercially reasonable efforts to enforce any rights under the Management Agreement, Trustor, Operating Lessee and Liable Party shall not be deemed in default hereunder as a result of the exercise by Manager of any of its rights pursuant to the Management Agreement with respect to the subject matter of Sections 5.4, 5.5 and 5.6  of this Deed of Trust; and (iii) the rights of Manager under the Management Agreement with respect to the subject matter of Sections 5.4, 5.5 and 5.6 shall not be limited or restricted in any manner except as may be expressly provided in an instrument in writing signed by Manager and delivered to Beneficiary

(d)           Notwithstanding the foregoing, the Operating Lease shall not be subject to the Leasing Guidelines or the provisions of Section 5.3, provided however that any leasing or subleasing of all or any part of the Leased Improvements (as defined in the Operating Lease) pursuant to the Operating Lease shall be subject to the Leasing Guidelines.

Section 5.5             SUBORDINATE LEASES.  The Operating Lease and each Lease entered into after the Execution Date affecting the Property shall be absolutely subordinate to the lien of this Deed of Trust and shall also contain a provision, satisfactory to Beneficiary, to the effect that in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser. If requested to do so, the tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions.  If Beneficiary requests, Trustor and/or Operating Lessee as applicable shall cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreement with Beneficiary on forms which have been approved by Beneficiary.

Section 5.6           LEASING COMMISSIONS.  Trustor covenants and agrees that all contracts and agreements relating to the Property, if any, entered into by Trustor or Operating Lessee requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary and (ii) be subordinate to the lien of this Deed of Trust.  Beneficiary will be provided evidence of Trustor’s compliance with this Section upon request.

Section 5.7            REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE RESTAURANT LEASE.

(a)           The Restaurant Lease shall not be amended or modified or terminated by Trustor or Operating Lessee without the prior written approval of Beneficiary; provided however, that Manager, Trustor and/or Operating Lessee, as applicable may without Beneficiary’s approval agree to non-material modifications or amendments to the Restaurant Lease which do not materially alter the obligations or rights of Trustor and/or Operating Lessee, as applicable as lessee thereunder, or grant or confer upon any third party any of the rights, benefits or obligations under the Restaurant Lease, including without limitation any right to receive any of the income, revenue or profits of the Property.

(b)           Trustor and/or Operating Lessee, as applicable, covenants and agrees that it will not sublease the premises or assign its interest in the Restaurant Lease without Beneficiary’s prior written consent, except as part of a transaction permitted under Article 10 of this Deed of Trust.

(c)           Trustor and/or Operating Lessee, as applicable, absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under the Restaurant Lease; provided, that Beneficiary acknowledges and agrees that it will not exercise its rights prior to an Event of Default by Trustor hereunder.

(d)           Trustor and/or Operating Lessee, as applicable, shall provide Beneficiary with copies of all notices and notices of default received from the lessee promptly upon receipt by Trustor and/or Operating Lessee, as applicable or given by Trustor and/or Operating Lessee, as applicable to lessee under the Restaurant Lease.

(e)           Beneficiary agrees to reasonably cooperate to cure any  default alleged by Landlord under Section 29.6 of the Restaurant Lease by reason of this Deed of Trust.

Section 5.8            REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE REA.

                (a)            The REA shall not be amended or modified or terminated by Trustor or Operating Lessee without the prior written approval of Beneficiary; provided however, that Trustor may without Beneficiary’s approval agree to non-material modifications or amendments to the REA which do not materially alter the obligations or rights of Trustor thereunder, or grant or confer upon any third party any of the rights, benefits or obligations under the REA.

(b)           Trustor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under the REA; provided, that Beneficiary acknowledges and agrees that it will not exercise its rights prior to an Event of Default by Trustor hereunder except as reasonably required to protect its security interest.

(c)           There are no defaults by Trustor under the REA, including without limitation the provisions of the REA pertaining to insurance coverage and, to the best knowledge of Trustor, there are no defaults by any other parties  under the REA and the REA is in full force and effect.

(d)           Trustor shall provide Beneficiary with copies of all notices and notices of default received under the REA  promptly upon receipt by Trustor or given by Trustor to under the REA.

Section 5.9            REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE OWNER AGREEMENT.

(a)           The Owner Agreement shall not be amended or modified or terminated by Trustor or Operating Lessee without the prior written approval of Beneficiary; provided however, that Manager, Trustor and Operating Lessee may without Beneficiary’s approval agree to non-material modifications or amendments to the Owner Agreement which do not materially alter the obligations or rights of Trustor thereunder.

(b)           Trustor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under the Owner Agreement; provided, that Beneficiary acknowledges and agrees that it will not exercise its rights prior to an Event of Default by Trustor hereunder.

ARTICLE VI

ENVIRONMENTAL HAZARDS

Section 6.1            REPRESENTATIONS AND WARRANTIES.  Trustor hereby represents, warrants, covenants and agrees to and with Beneficiary that (i) neither Trustor nor, to the best of Trustor’s knowledge, after due inquiry, any tenant, subtenant or occupant of the Property  has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.5) at, on, under, within or about the Property  except as expressly disclosed in the Phase I Environmental Report provided to Beneficiary or as expressly approved by Beneficiary in writing and (ii) all operations or activities upon the Property, and any use or occupancy of the Property by Trustor and/or Operating Lessee as applicable, and any tenant, subtenant or occupant of the Property are presently and shall in the future be in compliance with all Requirements of

Environmental Laws (as defined in Section 6.6), (iii) Trustor and/or Operating Lessee as applicable will use commercially reasonable efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws, (iv) all operations or activities upon the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws, (v)  Trustor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, without limitation, a governmental entity) that remains pending relating to Hazardous Materials or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (vi) Trustor and/or Operating Lessee as applicable shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or could reasonable be expected to impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property, and (vii) Trustor has truthfully and fully provided to Beneficiary, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Trustor and that is contained in files and records of Trustor and/or Operating Lessee, as applicable, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.  Notwithstanding the foregoing, as to the Restaurant Lease and the premises demised under the Restaurant Lease, Trustor is making such representations and warranties only with respect to itself and Operating Lessee.

Section 6.2             REMEDIAL WORK.  In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any Requirements of Environmental Laws, Trustor and/or Operating Lessee as applicable shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement.  All Remedial Work shall be performed by one or more contractors, selected by Trustor and/or Operating Lessee as applicable and approved in advance in writing by Beneficiary, and under the supervision of a consulting engineer, selected by Trustor and/or Operating Lessee as applicable and approved in advance in writing by Beneficiary.  All costs and expenses of Remedial Work shall be paid by Trustor and/or Operating Lessee as applicable including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work.  In the event Trustor and/or Operating Lessee as applicable shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.5 and 11.6.

Section 6.3            ENVIRONMENTAL SITE ASSESSMENT.  Beneficiary shall have the right, at any time and from time to time, if Beneficiary has a reasonable belief that the environmental condition of the Property has adversely changed since the date of the Loan to undertake, at the expense of Trustor,  an environmental site assessment on the Property, including any testing that Beneficiary may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws.  Trustor and/or Operating Lessee as applicable shall cooperate fully with Beneficiary and its consultants performing such assessments and tests.

Section 6.4              UNSECURED OBLIGATIONS.  No amounts which may become owing by Trustor to Beneficiary under this Article VI or under any other provision of this Deed of Trust as a result of a breach of or violation of this Article VI shall be secured by this Deed of Trust. The obligations shall continue in full force and effect and any breach of this Article VI  shall constitute an Event of Default. The lien of this Deed of Trust shall not secure (i) any obligations evidenced by or arising under the Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations.  The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Deed of Trust but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations.  Nothing in this Section shall in any way limit or otherwise affect the right of Beneficiary to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

Section 6.5             HAZARDOUS MATERIALS.

“Hazardous Materials” shall include without limitation:

(a)           Those substances included within the definitions of “hazardous substances”, “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 etseq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) (“SARA”), the Resource Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901 etseq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 etseq., and in the regulations promulgated pursuant to said laws, all as amended;

(b)           Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(c)           Any material, waste or substance which is (A) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 etseq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq.; (F) flammable explosives; or (G) radioactive materials;

(d)           Any material, waste or substance which is included within any of the following:

(i)           any of the definitions of “acutely hazardous waste,” “extremely hazardous waste,” “hazardous waste,” “infectious waste,” “retrograde material,” “volatile organic compound” or “waste” pursuant to Cal. Health & Safety Code Sections 25110 etseq.;

(ii)           any chemical known to the State of California to cause cancer or reproductive toxicity as published pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health & Safety Code Sections 25249.5 etseq.;

(iii)           the definition of “hazardous substance” pursuant to Cal. Health & Safety Code Section 25281;

(iv)           the definition of “hazardous substance” as used in the Carpenter-Presley-Tanner Hazardous Substance Account Act, Cal. Health & Safety Code, Sections 25300 etseq.;

(v)           either of the definitions of “hazardous materials” or “hazardous substances” pursuant to Cal. Health & Safety Section 25501;

(vi)           the definition of “hazardous material” pursuant to Cal. Health & Safety Code Section 25411;

(vii)           the definition of “asbestos” pursuant to Cal. Health & Safety Code Section 25918;

(viii)          either of the definitions of “air contaminant” or “air pollutant” as used in the Porter-Cologne Water Quality Control Act, Cal. Health & Safety Code Sections 39000 et seq.; and

(ix)           “waste” or “hazardous substance” pursuant to Cal. Water Code Section 13050; and

(e)           Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

Section 6.6           REQUIREMENTS OF ENVIRONMENTAL LAWS.  “Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

ARTICLE VII

CASUALTY, CONDEMNATION AND RESTORATION

Section 7.1             TRUSTOR’S REPRESENTATIONS.

Trustor represents and warrants as follows:

(a)           Except as expressly approved by Beneficiary in writing, no casualty or damage to any part of the Property which would cost more than $500,000.00 to restore or replace has occurred which has not been fully restored or replaced.

(b)           No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Trustor received notice of any proposed condemnation or other similar proceeding affecting the Property.

(c)           There is no pending proceeding for the total or partial condemnation of the Property.

Section 7.2            RESTORATION.

(a)           Trustor and/or Operating Lessee as applicable shall give prompt written notice of any casualty to the Property which would cost more than $500,000.00 to repair to Beneficiary whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property.  Trustor and/or Operating Lessee as applicable covenants and agrees to commence and diligently pursue to completion the Restoration.

(b)           Trustor assigns to Beneficiary all Insurance Proceeds which Trustor and/or Operating Lessee as applicable is entitled to receive in connection with a casualty whether or not such insurance is required under this Deed of Trust.  Except as and to the extent provided in Section 7.4, in the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security (as defined in Section 7.2 (c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty,  the Net Insurance Proceeds shall be applied to the Cost of Restoration in accordance with the terms of this Article. Beneficiary shall hold and disburse the Insurance Proceeds less the cost, if any, to Beneficiary of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration.

(c)           For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) the casualty or damage occurs during the last year of the term of the Loan; or (ii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence; or (iii) the occurrence of a Material Casualty (as defined in 7.4(b)) or a Material Condemnation (as defined in Section 7.4(b)).

(d)           If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Trustor and/or Operating Lessee as applicable shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.5 below.  Upon Trustor’s and/or Operating Lessee’s as applicable satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.5 below) then held by Beneficiary to Trustor.

(e)           In the event that the conditions for Restoration set forth in this Section have not been met and subject to the provisions of Section 7.4 if applicable, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.

Section 7.3            CONDEMNATION.

(a)           If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (“Condemnation Proceeds”).  At its option, Beneficiary shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation.  Trustor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.

(b)           Trustor assigns to Beneficiary all Condemnation Proceeds which Trustor and/or Operating Lessee as applicable is entitled to receive.  Except as and to the extent provided in Section 7.4, in the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then Trustor and/or Operating Lessee as applicable shall commence and diligently pursue to completion the Restoration.  Beneficiary shall hold and disburse the Condemnation Proceeds less the cost, if any, to Beneficiary of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees  (the “Net Condemnation Proceeds”)  to the Restoration.

(c)           In the event the Net Condemnation Proceeds are to be used for the Restoration, Trustor and/or Operating Lessee as applicable shall comply with Beneficiary’s

Requirements For Restoration as set forth in Section 7.5 below.  Upon Trustor’s and/or Operating Lessee’s, as applicable, satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.5 below) then held by Beneficiary to Trustor.

(d)           In the event that the conditions for Restoration set forth in this Section have not been met and subject to the provisions of Section 7.4, if applicable, Beneficiary may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.

Section 7.4            CASUALTY AND CONDEMNATION RESTORATION PURSUANT TO MANAGEMENT AGREEMENT.

(a)           Notwithstanding any provision of the Deed of Trust or any other Loan Document, in the event of a Material Casualty or Material Condemnation, if the Management Agreement provides that the Operating Lessee or Trustor is required to restore the Property and such Operating Lessee or Trustor does not have the right to terminate the Management Agreement pursuant to the terms of the Management Agreement as a result of such Casualty or Condemnation or otherwise, then Beneficiary shall make such proceeds available to Trustor for the restoration of the Property (which shall be applied in accordance with the Requirements for Restoration)  provided that:  (i) an Event of Default does not then currently exist, (ii) the repair, restoration and rebuilding of any portion of the Property that has been damaged or destroyed or which remains after a Material Condemnation, can be accomplished in full compliance with all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that pertain to or affect the Property or any part of the Property to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty (the repair, restoration and rebuilding to the condition described in this clause (ii) is referred to herein as the “Restoration Standard”), (iii) the Casualty or Condemnation occurs more than one year prior to the Maturity Date (as defined in the Note); and (iv) restoration of the Property in accordance with the terms herein is estimated to require not more than one year to complete from the date of the occurrence of the Casualty or Condemnation; and (v) the estimated cost to restore the Property in accordance with the terms herein, as approved by Beneficiary in its commercially reasonable discretion, does not exceed the amount of the Net Insurance Proceeds available for restoration and other amounts, if any, committed to the costs of the restoration by Liable Party or any Affiliate, evidenced by documents satisfactory to Beneficiary, and with respect to which Beneficiary has been granted a security interest as evidenced by such documents required by Beneficiary satisfactory in form and content to Beneficiary.

(b)           For purposes of this Section 7.4, the following terms have the following meanings:

(i)           "Material Casualty" shall mean a Casualty where the loss (a) is in an aggregate amount equal to or in excess of twenty-five percent (25%) of the replacement cost of the Property immediately prior to such casualty or (b) in excess of ten percent (10%) of such replacement cost if such casualty shall not be covered by insurance.

(ii)           "Material Condemnation" shall mean a Condemnation where the loss (a) is in an aggregate amount equal to or in excess of twenty-five percent (25%) of the replacement cost of the Property immediately prior to such taking or (b) in excess of ten percent (10%) of such replacement cost if such condemnation shall not be covered by condemnation proceeds.

(iii)           Notwithstanding the foregoing, as between Manager and Beneficiary, in the event of a foreclosure or deed in lieu thereof in no event shall Beneficiary be required to restore any casualty or condemnation in excess of the proceeds available to it from insurance policies or as a condemnation award.

Section 7.5           REQUIREMENTS FOR RESTORATION.  Unless otherwise expressly agreed in a writing signed by Beneficiary, the following are the Requirements For Restoration:

(a)           If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (other than activities required  to protect the Property from further damage or to provide for the health and/or safety of the public or workers) (the “Work”), Trustor and/or Operating Lessee as applicable shall provide Beneficiary for its review and written approval (i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by  an architect satisfactory to Beneficiary (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) an estimate of the amount of money which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor satisfactory to Beneficiary (the “Contractor”) in a form approved by Beneficiary in writing; and (v) a completion guaranty of such Work by Liable Party in a form reasonably satisfactory to Beneficiary.

(b)           Trustor and/or Operating Lessee as applicable shall not commence the Work, other than temporary work to protect the Property, protect the health or safety of the public or wokers, or prevent interference with business, until Trustor and/or Operating Lessee as applicable shall have complied with the requirements of subsection (a) of this Section 7.5.  So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary’s discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Trustor, from time to time as the Work progresses:

(i)           Architect  or another person approved by Beneficiary shall be in charge of the Work.

(ii)           Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Trustor and approved by Beneficiary,

upon not less than ten (10) days’ prior written notice from Trustor to Beneficiary and Trustor’s delivery to Beneficiary of (A) Trustor’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form satisfactory to Beneficiary which states that (a) all of the Work completed to that date has been completed in compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and  (c) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work.  Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence satisfactory to Beneficiary that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record, and (z) an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(iii)           The final Request for Payment shall be accompanied by  (i) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (ii) evidence that the Restoration has been completed in accordance with the Approved Plans and Specifications and all Requirements, (iii) evidence that the costs of the Restoration have been paid in full, and (iv) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including  final waivers of liens covering all of the Work and an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

(c)           If (i) within sixty (60) days after the occurrence of any damage, destruction or condemnation requiring Restoration, Trustor fails to submit to Beneficiary and receive Beneficiary’s approval of Trustor’s preliminary plans and specifications or fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are finalized and approved by all such governmental authorities and Beneficiary, Trustor and/or Operating Lessee as applicable fails to commence promptly or diligently continue to completion the Restoration, or (iii)  Trustor and/or Operating Lessee as applicable becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the nonfulfillment of one or more of these conditions, Beneficiary may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Beneficiary may determine, and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the Secured Indebtedness immediately due and payable together with the Prepayment Fee.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS OF TRUSTOR

Section 8.1              ERISA.  Trustor hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii)  Trustor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101;  and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”

Section 8.2             NON-RELATIONSHIP.  Neither Trustor nor, to Trustor’s knowledge, any general partner, director, member or officer of Trustor nor any person who is a Trustor’s Constituent (as defined in Section 8.4) is (i) a director or officer of MetLife or MetLife Bank, (ii) a parent, son or daughter of a director or officer of MetLife or MetLife Bank, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of MetLife or MetLife Bank, or (iv) a spouse of a director or officer of MetLife or MetLife Bank.

Section 8.3             NO ADVERSE CHANGE. Trustor represents and warrants that there has been no material adverse change from the conditions shown in the application submitted for the Loan by Trustor (“Application”) or in the materials submitted in connection with the Application.

Section 8.4             TRUSTORS’S REPRESENTATIONS AND WARRANTIES

(a)           Trustor represents and warrants that it has delivered to Beneficiary  true and correct copies of all Trustor’s and Operating Lessee’s and Liable Party’ organizational documents and except as expressly approved by Beneficiary in writing, there have been no changes in Trustor’s members or in the members of New Aventine Mezzanine, L.L.C., New Aventine Mezzanine I, L.L.C., or in Liable Party (“Trustor’s Constituents”) since the date that the Application was executed by Trustor.

(b)           Trustor represents and warrants that neither Trustor, nor any of the Trustor’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Trustor, no such proceeding is contemplated or threatened.

(c)           Trustor represents and warrants that Trustor has received reasonably equivalent value for the granting of this Deed of Trust. Trustor has delivered to Beneficiary  true and correct copies of all Trustor’s  and Operating Lessee’s and Liable Party’ organizational documents and except as expressly approved by Beneficiary in writing, there have been no changes in Trustor’s Constituents since the date that the Application was executed by Trustor.

(d)           Trustor represents and warrants that neither Trustor, nor any of the Trustor’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Trustor, no such proceeding is contemplated or threatened.

(e)           Trustor represents and warrant that it has received reasonably equivalent value for the granting of this Deed of Trust.

Section 8.5            COVENANTS AND AGREEMENTS WITH RESPECT TO LIABLE PARTY.

(a)           Trustor covenants and agrees that at all times during the term of the Loan, SHC Aventine II, L.L.C. shall remain the Liable Party under the Loan, and the Liable Party or a Close Affiliate of Liable Party shall Control Trustor and/or Operating Lessee.

(b)           Trustor covenants and agrees that at all times during the term of the Loan, (i) Strategic Hotels Funding, L.L.C. and DND Hotel JV Pte Ltd. shall (x) own at least 99% of the equity of Liable Party and (y) Control the Liable Party and (ii) Liable Party shall maintain a net worth of no less than $50,000,000.00.

(c)           The provisions of this Section 8.5 shall not apply following a one time transfer of the entire Property pursuant to Section 10.3 provided that the transferee is not an Affiliate or Close Affiliate of Trustor or Liable Party

Section 8.6            FOREIGN INVESTOR.  Neither Trustor nor any partner, member or stockholder of Trustor is, and no direct legal or beneficial interest in a partner, member or stockholder of Trustor, New Aventine Mezzanine, L.L.C.or New Aventine Mezzanine I, Inc. is or will be held directly by, a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of l986, as amended and New Aventine Mezzanine I, Inc., a Delaware corporation, the direct owner of 100% of the legal and beneficial interests in New Aventine Mezzanine. L.L.C. and the indirect owner of 100% of the legal and beneficial interests in Trustor, is not a “disregarded entity” within the meaning of such Code of Regulations.

Section 8.7             US PATRIOT ACT.  Neither Trustor nor any partner, member or stockholder of Trustor nor DND is, and no legal of beneficial interest in a partner, member or stockholder of Trustor is or will be held, directly or indirectly, by a person or entity that appears on a list of individuals and/or entities for which transactions are prohibited by the US Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such person or entity would violate the US Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation; provided that no representation is made as to shareholders of the publicly traded securities of Strategic Hotels & Resorts, Inc.

ARTICLE IX

EXCULPATION AND LIABILITY

Section 9.1            LIABILITY OF TRUSTOR.  Except as expressly set forth in the balance of this Section or in the Indemnity Agreement or Guaranty, anything contained herein or in any other Loan Documents to the contrary notwithstanding, no recourse shall be had for the payment of the principal or interest on the Note or for any other obligation hereunder or under the Loan Documents against (i) any affiliate, parent company, trustee or advisor of Trustor, Operating Lessee, Liable Party, or owner of a direct or indirect beneficial or equitable interest in Trustor, Operating Lessee or Liable Party, any member in or manager of Trustor, Liable Party or Operating Lessee, or any partner, shareholder or member therein (other than against Liable Party pursuant to the Guaranty or Indemnity Agreement); (ii) any legal representative, heir, estate, successor or assign of any thereof; (iii) any corporation (or any officer, director, employee or shareholder thereof), individual or entity to which any ownership interest in Trustor, Operating Lessee or Liable Party shall have been transferred; (iv) any purchaser of any asset of Trustor or Operating Lessee; or (v) any other person or entity (except Trustor and Liable Party pursuant to the Guaranty to the extent provided in (a) through (f) below and Section 9.2 and therein), for any deficiency or other sum owing with respect to the Note.  It is understood that the Note (except as set forth in the balance of this Section and in the Indemnity Agreement or Guaranty to the extent provided in  (a) through (f) below and Section 9.2 and therein) may not be enforced against any person described in clauses (i) through (v) above (other than against Liable Party pursuant to the Indemnity Agreement or Guaranty as set forth in clauses (i) and (v) above) unless such person is independently liable for the obligations under the Loan Documents, the Indemnity Agreement, the Guaranty or other document relating to the Loan, and Beneficiary agrees not to sue or bring any legal action or proceeding against any such person in such respect.  However, nothing contained in this Section or in the Loan Documents shall:

(a)           prevent recourse to the Trustor or, if and to the extent applicable, the Liable Party or the assets of Trustor, or, if and to the extent applicable, as provided in the Guaranty or Indemnity Agreement, the assets of the Liable Party, or enforcement of the Deed of Trust or other instrument or document by which Trustor is bound pursuant to the Loan Documents.

(b)           limit Beneficiary’s rights to institute or prosecute a legal action or proceeding or otherwise make a claim against Trustor and/or the Liable Party for damages and losses to the extent arising directly or indirectly from any of the following or against the person or persons committing any of the following:

(i)           fraud or intentional misrepresentation by Trustor, Operating Lessee and/or the Liable Party,

(ii)           the misappropriation by Trustor, Operating Lessee or any affiliate of Trustor or Operating Lessee of any proceeds (including, without limitation, any Rents, security deposits, tenant letters of credit, insurance proceeds and condemnation proceeds), including (x) the failure to pay any such amounts to Beneficiary as and to the extent required under the Loan Documents, (y) the collection of Rents for a period of more than 30 days in advance, and (z) such amounts received after an Event of Default and not applied to operating and maintenance expenses of the Property or otherwise in accordance with the Loan Documents;

(iii)           the failure of Trustor to pay any obligations for which an escrow of Premiums or Impositions was not required pursuant to Section 2.5 of this Deed of Trust;

(iv)           the breach of any representation, warranty, covenant or indemnification provision in the Indemnity Agreement or in the Deed of Trust with respect to Hazardous Materials,

(v)           physical damage to the Property from intentional waste committed by Trustor, Operating Lessee or any affiliate of Trustor or Operating Lessee, or

(vi)           any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, causes of action, suits, claims, demands and adjustments of any nature or description whatsoever) which may at any time be imposed upon, incurred by or awarded against Beneficiary, in the event (and arising out of such circumstances) that Trustor should raise any defense, counterclaim and/or allegation in any foreclosure action by Beneficiary relative to the Property, or in any claim or action by Beneficiary relative to the assignment of Trustor’s rights to the Interest Rate Cap Agreement (including the right to receive any proceeds derived therefore) or any part thereof, which is found by a court of competent jurisdiction to have been raised by Trustor or Operating Lessee in bad faith or to be without basis in fact or law.

(c)           limit Beneficiary’s rights to recover damages to the extent arising from Trustor’s or Operating Lessee’s failure to comply with the provisions of the Deed of Trust pertaining to ERISA,

(d)           limit Beneficiary’s rights to recover all amounts due and payable pursuant to Sections 11.6 and 11.7 of this Deed of Trust and any amount expended by Beneficiary in connection with the foreclosure of the Deed of Trust,

(e)           limit Beneficiary’s rights to enforce any leases entered into by Trustor or its affiliates as tenant, guarantees, or other agreements entered into by Trustor in a capacity other than as Trustor or any policies of insurance; or,

(f)           (i) limit Beneficiary’s rights to recover any damages, costs, expenses or liabilities, including reasonable attorneys' fees, incurred by Beneficiary and arising from any breach or enforcement of any "environmental provision" (as defined in California Code of Civil Procedure Section 736, as such Section may be amended from time to time) relating to the Property or any portion thereof; and/or (ii) in accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, limit the right of Beneficiary to waive the security of the Deed of Trust as to any parcel of Real Property that is "environmentally impaired" or is an "affected parcel" (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter to exercise against Trustor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary's claim against Trustor to judgment, and any other rights and remedies permitted by law.  If Beneficiary exercises the rights and remedies of an unsecured creditor in accordance with clause (ii) above, Trustor and Liable Party shall pay to Beneficiary, on demand by Beneficiary following such exercise, all amounts owed to Beneficiary under any Loan Document, and Trustor and the Liable Parties, if any, will be personally liable for the payment of all such sums.

                   Section 9.2         RECOURSE LOAN. Notwithstanding the foregoing, this limitation of liability shall not apply and the Loan will be a fully recourse Loan to Trustor and to Liable Party:

(a)           in the event of any Transfer of the Property in violation of this Deed of Trust or in the event Trustor or Operating Lessee enters into any indebtedness for borrowed money which is secured by a lien, security interest or other encumbrance of any part of the Property, other than the Loan and any related obligations to Beneficiary or except either as allowed by this Deed of Trust or as accepted or approved by Beneficiary in the commercially reasonable discretion of Beneficiary as evidenced in writing by an officer of Beneficiary;

(b)           if (i) Trustor, Operating Lessee or Liable Party commences a voluntary bankruptcy or insolvency proceeding under the Bankruptcy Code which is not dismissed within 90 days of filing, or (ii) an involuntary case is commenced against Trustor, Operating Lessee or Liable Party under the Bankruptcy Code which is not dismissed within 90 days of filing, or (iii) an involuntary case is commenced against Trustor or Operating Lessee under the Bankruptcy Code with the collusion of Trustor or Operating Lessee, Liable Party or any of their affiliates or related entities, or (iv) a petition for relief is filed with respect to Trustor or Operating Lessee or Liable Party under the Bankruptcy Code through the actions of Trustor or Operating Lessee, Liable Party or any of their affiliates or related entities which is not dismissed within 90 days of filing.  Notwithstanding the previous sentence, neither Trustor nor Liable Party shall be personally liable for payment of the Loan merely by reason of an involuntary bankruptcy (irrespective of its duration) as to which the following conditions are satisfied (1) such involuntary bankruptcy is not solicited, procured or supported by Trustor or any Related Person (as such term is defined below); (2) there is no debt or other obligation and there are no creditors, in any case which are prohibited by the Loan Documents; (3) Trustor and each Related Person in such involuntary bankruptcy proceeding will consent to and support and perform all actions requested by Beneficiary to obtain relief from the automatic stay and to obtain adequate protection for Beneficiary; (4) none of the Trustor nor any Related Persons shall propose or in any way support any plan of reorganization which in any way modifies or seeks to modify any provisions of the Loan Documents or any of Beneficiary's rights under the Loan Documents; and (5) none of Trustor nor any Related Persons shall propose or consent to any use of cash collateral except with Beneficiary's consent, which may be withheld in Beneficiary's sole discretion.  As used herein, a "Related Person" shall mean (a) any guarantor or other person or entity which is liable in any way (including contingently liable) for any part of the Loan, (b) person or entity which has any direct or indirect interest in Trustor or in which Trustor has any direct or indirect interest, or (c) any person who, by reason of any relationship with any of the foregoing, would be reasonably expected to act in accordance with the request of any of the foregoing.

(c)           Notwithstanding the foregoing, Beneficiary agrees that its sole recourse against the Operating Lessee for the Operating Lessee’s obligations hereunder or under the other Loan Documents shall be to the collateral owned by the Operating Lessee and pledged to Beneficiary pursuant to the terms of the Loan Documents;  provided however, the foregoing shall not limit Beneficiary’s rights against Trustor and/or Liable Party with respect to the obligations of Operating Lessee to the extent otherwise permitted under the Loan Documents.

ARTICLE X

SINGLE PURPOSE ENTITY; CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY’ PROHIBITIONS ON FINANCING AND DEBT

Section 10.1             SINGLE PURPOSE ENTITY.  During the term of the Loan, Trustor and Operating Lessee shall each be a single purpose entity (“Single Purpose Entity”) and the Loan Documents and Trustor’s and Operating Lessee’s organizational documents shall provide that Trustor (and Operating Lessee, if and to the extent applicable) shall not:  (i) engage in business other than owning and operating the Property; (ii) acquire or own a material asset other than the Property and incidental personal property; (iii) maintain assets in a way difficult to segregate and identify or commingle its assets with the assets of any other person or entity; (iv) fail to hold itself out to the public as a legal entity separate from any other; (v) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; (vi) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for benefit of creditors without the unanimous consent of its partners or members, as applicable; (vii) except to the extent expressly permitted by this Deed of Trust, incur additional indebtedness except for trade payables in the ordinary course of business of owning and operating the Property, provided that such indebtedness is paid within 90 days of when incurred; (viii) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets (except following a transfer of the Property which is expressly permitted under Section 10.3, or (ix) modify, amend or revise its organizational documents in a manner which would change any of the foregoing restrictions (“Single Purpose Entity Covenants and Representations”).

Section 10.2           CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

(a)           Trustor shall not cause or permit:  (i) the Property or any interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (ii)  any transfer, assignment or conveyance of any interest in Trustor or in the partners, or stockholders, or members or beneficiaries of, Trustor or of any of Trustor’s Constituents or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Trustor or any of the general partners of Trustor, including, without limitation, any conversion of Trustor or any general partner of Trustor from a general partnership to a limited partnership, a limited liability partnership or a limited liability company (collectively, “Transfers”).

(b)           The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person who is Trustor; or (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, a stepson or stepdaughter or descendant of either or (iii) subject to the applicable provisions of Article V, any sublease of space at the Leased Improvements (as defined in the Operating Lease) in accordance with the terms and conditions of the Operating Lease; or (iv) transfers of interests in Strategic Hotels & Resorts, Inc.,  as and to the extent permitted under Section 10.4 (b) of this Deed of Trust.

Section 10.3           ONE TIME TRANSFER RIGHT.

              (a)          Notwithstanding anything in this Deed of Trust to the contrary, Trustor shall have a one time right to transfer the Property, subject to the following conditions: (i) there being no Event of Default under the Loan Documents, the Indemnity Agreement or the Guaranty at the time of the transfer, (ii) Beneficiary’s Approval of the transferee, (iii) the transferee shall be able to make and shall make the ERISA representations set forth in the Loan Documents, (iv) the cash flow, in the opinion of Beneficiary, derived from the Property shall be no less than 2.00  times the annual payments required under the Loan, (v) the loan to value ratio of the Property at the time of the transfer shall not be greater than fifty-five percent (55%), (vi) Trustor or the transferee shall pay a fee equal to one-half of one percent (0.50%) of the outstanding principal balance of the Note at the time of the assumption together with a processing fee in the amount of $10,000.00, (vii) the transferee shall expressly assume the Loan Documents and the Indemnity Agreement in a manner satisfactory to Beneficiary and additional liable parties acceptable to Beneficiary shall execute the Guaranty with respect to events arising or occurring from and after the date of the transfer, which additional liable parties must have (in the aggregate if more than one) a net worth of not less than $100,000,000.00, (viii) the transferee must have a net worth not less than $50,000,000.00, (ix) the transferee must be experienced in the ownership, management and leasing of properties similar to the Property, (x) Trustor or transferee shall pay all costs and expenses incurred by Beneficiary in connection with the transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees, and (xi) if the Loan has been securitized, Beneficiary shall have received confirmation that the assumption of the Loan by the transferee will not result in an adverse change in the rating of the Securities by the Rating Agency.  No such transfer shall release Trustor or Liable Party from their obligations under the Loan Documents, the Indemnity Agreement or the Guaranty with respect to events arising or occurring prior to the date of transfer but Trustor and Liable Party shall be released with respect to events arising or occurring after the date of transfer.  Beneficiary, in its reasonable discretion, may elect to document the assumption of the Loan with a new Promissory Note, Deed of Trust and such other transaction documents (“New Loan Documents”) as it reasonably deems necessary or desirable to be executed by such transferee, which New Loan Documents shall contain terms substantially identical to the terms of the existing Loan Documents, except as modified to reflect the transaction.

(b)           For the purposes of complying with sub sections (ii) and (ix) of Section 10.3 (a) above only, Beneficiary hereby Approves a transfer of the Property under this Section 10.3 to a Single Purpose Entity wholly owned by a Permitted Transferee (defined in Section 4 (c) below) or by an entity listed on Exhibit C (“Pre-Approved Transferee”), provided that such transferee is not a Disqualified Transferee (as defined in Section 10.4(c)) and complies with the Single Purpose Entity Covenants and Representations (as if such transferee shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the proposed transaction).

Section 10.4          OTHER PERMITTED TRANSFERS

(a)           In addition to the transfer permitted pursuant to Section 10.3 (a) the holders of any direct or indirect interest in Trustor shall have right to transfer (but not pledge, hypothecate or encumber) their direct or indirect equity interest in Trustor to a Permitted Transferee (as defined in Section 10.4(c) below) without the consent of Beneficiary (provided, however, that Trustor shall provide Beneficiary with fifteen (15) business days prior written notice of all such transfers) if the following conditions (i) through (iv) are satisfied after giving effect to such transfer.

(i)           the Property will continue to be directly owned by Trustor;

(ii)           Liable Party or a Close Affiliate (as defined in Section 10.4 (c) below) of Liable Party owns directly or indirectly at least fifty one percent (51%) of the equity interests in each of the Trustor and/or Operating Lessee and the person or entity that is the proposed transferee is not a Disqualified Transferee (as defined in Section 10.4 (c) below);

(iii)           after giving effect to any such transfer, at all times, (i) SHC Aventine II, L.L.C. remains as the Liable Party, and (ii) the Liable Party or a Close Affiliate of Liable Party Controls Trustor and/or Operating Lessee.  In the event that Control shall be exercisable jointly by Liable Party or a Close Affiliate of Liable Party with any other Person or Persons, then Liable Party or such Close Affiliate shall be deemed to have Control only if Liable Party or such Close Affiliate retains the ultimate right as between the Liable Party or such Close Affiliate and such other Person to unilaterally make all material decisions with respect to the operation, management, financing and disposition of the Property;  and

(iv)           Trustor shall pay all costs and expenses incurred by Beneficiary in connection with the transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees.

(b)           Notwithstanding anything in this Deed of Trust to the contrary, under no circumstances shall there be any restriction or limitation with respect to the transfer of any direct or indirect legal, beneficial, or direct or indirect equitable interest in Strategic Hotels & Resorts, Inc.

(c)           Unless otherwise specifically referenced, the following terms shall have the following meanings for purposes of this Section 10.4 only:

(i)           "Affiliate" shall mean a Person or Persons directly or indirectly, through one or more intermediaries, that Controls, is Controlled by or is under common Control with the Person or Persons in question.

(ii)           “Control” and “Controlling” shall mean the ability, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise (including by being a managing member, general partner, officer or director of the person or entity in question), to both (A) direct or cause the direction of the management and policies of the Person in question, and (B) conduct the day-to-day business operations of the Person in question.

(iii)           "Close Affiliate" shall mean with respect to any Person (the "First Person") any other Person (each, a "Second Person") which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least 75% of all of the legal, Beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 75% of all of the legal, Beneficial and/or equitable interest in both the First Person and the Second Person.

(iv)           "Disqualified Transferee" shall mean any Person or any Affiliate of such Person that, (i) has (within the past ten (10) years) defaulted, or is now in default, beyond any applicable cure period, of its material obligations, under any written agreement with Beneficiary or any Affiliate of Beneficiary; (ii) has been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is an organized crime figure or is reputed (as determined by the Servicer in its sole discretion) to have substantial business or other affiliations with an organized crime figure; (iii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iv) as to which an involuntary petition has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (vi) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (vii) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due;  (viii) has been found by a court of competent jurisdiction or other Governmental Authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder;  or (ix) has at any time filed or been a party to a claim, petition or cause of action (collectively, “Claim”) in any municipal, state or federal court or other administrative or regulatory agency that names Beneficiary and/or its affiliates or subsidiaries as defendant or the subject of such Claim. In addition, notwithstanding the definitions herein of  Acceptable Manager, Permitted Transferee and Pre-Approved Transferee, the term “Disqualified Transferee” shall also include any Acceptable Manager, Permitted Transferee and Pre-Approved Transferee, as applicable, whose financial condition as of the date of the subject transfer or the effective date of the subject agreement providing for the management and operation of the Property, has materially, adversely changed from the financial condition of such party as of the Execution Date, in each case as determined by Beneficiary in its sole discretion.

(v)           “Permitted Interest Transfers” shall mean any transfer expressly permitted pursuant to the provisions herein.

(vi)           “Permitted Transferee” shall mean any entity (i) that is experienced in owning and operating properties similar in size and complexity to the Property, (ii) (a) with a net worth, as of a date no more than six (6) months prior to the date of the transfer of at least $1 Billion and (b) who, immediately prior to such transfer, Controls, together with its Close Affiliates real estate equity assets of at least $1 Billion, (iii) which, together with its Close Affiliates own or have under management, at the time of the transfer, not fewer than 20 first class full service resort or business hotel properties (excluding the Property) containing not fewer than 5,000 hotel rooms in the aggregate and (iv) that is not a Disqualified Transferee.

Section 10.5         PROHIBITION ON SUBORDINATE FINANCING.  Except as and to the extent expressly permitted in Section 10.6, Trustor shall not incur or permit the incurring of  (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property or (ii) any pledge or encumbrance of a partnership, member or shareholder or beneficial interest in Trustor.

Section 10.6    Permitted Debt.  Trustor and Operating Lessee shall be allowed to incur the following indebtedness and obligations (“Permitted Debt”), which other than the Loan under the following clause (i) shall not be secured by the Property:  (i) the Loan and any related obligations to Beneficiary, (ii) unsecured amounts payable for or in respect of the operation of the Property incurred in the ordinary course of Trustor’s business (“Trade Payables”), paid by Trustor within sixty (60) days of incurrence, provided that in no event shall the aggregate amount of such Trade Payables incurred by Trustor exceed three percent (3%) of the aggregate Loan Amount, (iii) purchase money indebtedness and capital lease obligations incurred in the ordinary course of business and operation of the Property, but in no event shall the annual scheduled debt service on such indebtedness or obligations exceed the aggregate amount of $500,000.00, (iv) any management fees accrued in accordance with the terms of the Management Agreement but which are not yet due and payable, (v) Impositions not yet due and payable or delinquent or which are being diligently contested in good faith in accordance with the terms and conditions of Section 2.4 of the Deed of Trust, and (vi) indebtedness relating to liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, landlord’s, mechanic’s, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business, and liens for workers’ compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are either not yet due and payable or being diligently contested in good faith in accordance with Section 2.4 of the Deed of Trust.  In addition, Trustor shall be allowed to enter into guarantees or provide similar assurances or undertakings in favor of the Manager with respect to the obligations of the Operating Lessee under the Management Agreement provided that such obligations shall not be secured by any mortgage or other lien on the Property except as may be permitted in this Deed of Trust.

Section 10.7    Permitted Liens.  Trustor and Operating Lessee shall be allowed to create, suffer to exist or otherwise permit  the following encumbrances or other liens with respect to the Property (“Permitted Liens”) subject to the terms of the Loan Documents as to priority thereof:  (i) the liens and security interests created by the Loan Documents, (ii) those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B-1 of the title insurance policy or policies which have been approved by Beneficiary as of the Execution Date (“Permitted Exceptions") (iii) liens, if any, for Impositions not yet due and payable or delinquent or which are being diligently contested in good faith in accordance with the terms and conditions of Section 2.4 of the Deed of Trust, (iv) liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, landlord’s, mechanic’s, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business, and liens for workers’ compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are either not yet due and payable or being diligently contested in good faith in accordance with the Deed of Trust, (v) Leases and the Management Agreement, (vi) easements, rights of way, or restrictions incurred or entered into by Trustor and/or Operating Lessee as applicable in the ordinary course of business, which in each case could not be reasonably expected to have a material adverse effect, do not diminish in any material respect the value of the Property or affect in any material respect the validity, enforceability or priority of the liens created by the Loan

Documents, (vii) liens securing indebtedness permitted under clause (iii) of the definition of Permitted Debt in Section 10.6, so long as such lien is only in respect of the specific property relating to such obligation and  notwithstanding the introductory clause to this Section 10.7 to the contrary, is not secured by the Property, (viii) deposits securing or in lieu of surety, appeal or custom bonds in processing to which Trustor and/or Operating Lessee as applicable is a party, (ix) any judgment lien provided that the judgment it secures shall have been discharged of record or the execution thereof stayed pending appeal within thirty (30) days after entry thereof or within thirty (30) days after the expiration of any stay, as applicable in either case provided there is no imminent risk of forfeiture during such thirty (30) day period, and (x) such other title and survey exceptions as Beneficiary has approved or may approve in writing.

Section 10.8    RESTRICTIONS ON ADDITIONAL OBLIGATIONS.  Except as and to the extent expressly provided to the contrary herein, during the term of the Loan, Trustor and/or Operating Lessee as applicable shall not, without the prior written consent of Beneficiary, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Beneficiary on or before the Execution Date, (v) any other single item of indebtedness or liability which does not exceed $25,000.00 or, when aggregated with other items or indebtedness or liability, does not exceed $100,000.00, and (vi) Permitted Debt.

Section 10.9    STATEMENTS REGARDING OWNERSHIP.  Trustor agrees to submit or cause to be submitted to Beneficiary within thirty (30) days after December 3lst of each calendar year during the term of this Deed of Trust and ten (10) days after any written request  by Beneficiary, a sworn, notarized certificate, signed by an authorized (i) individual who is Trustor or one of the individuals comprising Trustor, (ii) member of Trustor, (iii) partner of Trustor or (iv) officer of Trustor, as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold,  and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Trustor has been made by Trustor and if so, to whom; or (z) there has been any change in the individual(s) comprising Trustor or in the partners, members  stockholders or beneficiaries of Trustor from those on the Execution Date, and if so, a description of such change or changes.

ARTICLE XI

DEFAULTS AND REMEDIES

Section 11.1    EVENTS OF DEFAULT.  Any of the following shall be deemed to be a material breach of Trustor’s covenants in this Deed of Trust and shall constitute a default (“Event of Default”):

(a)           The failure of Trustor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within seven (7) days of the due date of such payment;

(b)           The failure of Trustor or Operating Lessee as applicable to perform or observe any of the other terms, covenants or conditions of this Deed of Trust not specified in Section 11.1(a) for thirty (30) days after notice; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and Trustor or Operating Lessee shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for an additional period of time as is reasonably necessary for Trustor or Operating Lessee in the exercise of due diligence to cure such default, but the aggregate cure period under this clause (b) shall not exceed ninety (90) days;

(c)           The filing by Trustor and/or Operating Lessee as applicable or one of the Liable Party (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within sixty (60) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its  inability to pay its debts generally as they become due;

(d)           If any representation, warranty certification, financial statement or other information furnished by Trustor, Operating Lessee or Liable Party herein or in any other Loan Document shall be materially false or materially misleading as of the date the representation or warranty was made and, such materially false or materially misleading  representation, warranty certification, financial statement or other information is not cured within thirty (30) days after receipt by Trustor of notice thereof;

(e)           If Trustor and/or Operating Lessee as applicable shall suffer or permit the Property, or any part of the Property, to be used in a manner that might (1) impair Trustor’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property; or

(f)           If Liable Party shall default under the Guaranty executed by Liable Party in favor of Beneficiary dated as of the Execution Date; or

(g)           If an Event of Default occurs under the Management Agreement with respect to Trustor and or Operating Lessee, as applicable, or Manager; or

(h)           If an Event of Default occurs under the Operating Lease with respect to Trustor or  Operating Lessee; or

(i)           If an Event of Default occurs under the Owner Agreement with respect to Trustor or  Operating Lessee or Manager; or

(j)           If an Event of Default occurs under the Restaurant Lease with respect to Trustor or  Operating Lessee; or

(k)           If Trustor or Liable Party shall default under the Indemnity Agreement.

Section 11.2          REMEDIES UPON DEFAULT.  Upon the happening of an Event of Default, the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may undertake any one or more of the following remedies:

(a)           Foreclosure.  Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid.  If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or

(b)           Power of Sale.  Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Trustee to sell the Property either as a whole or in separate parcels as Beneficiary may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Indebtedness. If the Property is sold as separate parcels, Beneficiary may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a Trustee’s deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or

(c)           Entry.  Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

(d)           Receivership.  Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits  and apply them as the appropriate court may direct.  Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Trustor and/or Operating Lessee as applicable or any of the  Liable Party. Trustor and Liable Party shall be deemed to have consented to the appointment of the receiver.  The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default. Beneficiary’s rights hereunder include its rights under California Code of Civil Procedure Section 564, as such Section may be amended from time to time; and/or

(e)           Action for Breach of Contract.  In accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time, Beneficiary may bring an action for breach of contract against Trustor for breach of any “environmental provision” (as such term is defined in such Section) made by Trustor herein or in any other Loan Document, for the recovery of damages and/or for the enforcement of the environmental provision; and/or

(f)           Waiver of Security.  In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, Beneficiary may waive the security of this Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter exercise against Trustor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary’s claim against Trustor to judgment, and any other rights and remedies permitted by law.  Trustor and Beneficiary acknowledge that pursuant to California Code of Civil Procedure Section 726.5, Beneficiary’s rights under this Section 11.2 are limited to instances in which Trustor or any affiliate, agent, co-tenant, partner or joint venturer of Trustor either (i) caused, contributed to, permitted or acquiesced in the release (as defined in such Section 726.5) or threatened release of Hazardous Materials, or (ii) had actual knowledge or notice of such release or threatened release prior to the execution and delivery of this Deed of Trust and failed to disclose such release or threatened release to Beneficiary in writing after Beneficiary’s written request for information concerning the environmental condition of the Property, unless Beneficiary otherwise obtained actual knowledge of such release or threatened release prior to the execution and delivery of this Deed of Trust.

Section 11.3          APPLICATION OF PROCEEDS OF SALE.  In the event of a sale of the Property pursuant to Section 11.2 of this Deed of Trust, to the extent permitted by law, the Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.

Section 11.4          WAIVER OF JURY TRIAL.  To the fullest extent permitted by law,  including laws enacted after the Execution Date, Trustor and Beneficiary HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Deed of Trust or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation.  Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.  Each party has received the advice of counsel with respect to this waiver.

Section 11.5    BENEFICIARY’S RIGHT TO PERFORM TRUSTOR’S OBLIGATIONS.  Trustor agrees that, if Trustor and/or Operating Lessee as applicable fails to perform any act or to pay any money which Trustor and/or Operating Lessee as applicable is required to perform or pay under the Loan Documents, Beneficiary may make the payment or perform the act at the cost and expense of Trustor and in Trustor’s name or in its own name.  Any money paid by Beneficiary under this Section 11.5 shall be reimbursed to Beneficiary in accordance with Section 11.6.

Section 11.6    BENEFICIARY REIMBURSEMENT.  All payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Trustor upon demand by Beneficiary, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand.  Trustor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.

Section 11.7    FEES AND EXPENSES.  If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Trustor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Trustor shall reimburse Beneficiary in accordance with Section 11.6 for all expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 11.8    WAIVER OF CONSEQUENTIAL DAMAGES.  Trustor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by law, Trustor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.

Section 11.9    INDEMNIFICATION OF TRUSTEE.  Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment.  Trustee may rely on any document believed by it in good faith to be genuine.  All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. Trustee shall not be liable for interest on the money.  Trustor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties.

Section 11.10    ACTIONS BY TRUSTEE.  At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or the Liable Party for payment of the Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.

Section 11.11    SUBSTITUTION OF TRUSTEE.  Beneficiary has the power and shall be entitled, at any time and from time to time, to remove Trustee or any successor trustee and to appoint  another trustee in the place of Trustee or an successor trustee, by an instrument recorded in the Official Records of the county or counties where the Property is located. The recorded instrument shall be conclusive proof of the proper substitution and appointment of the successor Trustee without the necessity of any conveyance from the predecessor Trustee.

ARTICLE XII

TRUSTOR AGREEMENTS AND FURTHER ASSURANCES

Section 12.1          PARTICIPATION AND SALE OF LOAN.

(a)           Beneficiary may, sell, transfer or assign all or any portion of its interest or one or more participation interests in the Loan and the Loan Documents at any time and from time to time, provided, however, Beneficiary remains the master servicer of the Loan. Beneficiary may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the “Securities”); provided, however Beneficiary shall retain its servicing rights in the event of an issuance of Securities (such issuance of Securities is referred to as a “Securitization”).  Beneficiary shall use commercially reasonable efforts to provide Trustor thirty (30) days advance notice of any securitization. Beneficiary may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities (collectively, the “Investor”) or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Beneficiary now has or may hereafter acquire relating to the Secured Indebtedness and to Trustor or any Liable Party and the Property, whether furnished by Trustor, any Liable Party or otherwise, as Beneficiary determines necessary or desirable. Beneficiary agrees to use commercially reasonable to maintain the confidentiality of any financial information with respect to Trustor and/or Liable Party which Trustor advises Beneficiary is confidential and not publicly available at the time it is provided to Beneficiary; provided however such obligation to maintain the confidentiality of such financial information with respect to Trustor, and/or Liable Party shall terminate if and when, through no fault of Beneficiary, the information ceases to be confidential.

(b)           Trustor and Liable Party will cooperate with Beneficiary and the Rating Agencies in furnishing such information and providing such other assistance, reports and legal opinions as Beneficiary may reasonably request in connection with any such transaction. In addition, Trustor acknowledges that  Beneficiary may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Beneficiary’s possession or which Beneficiary is entitled to receive under the Loan Documents, with respect to the Loan, Trustor, Liable Party or the Property. Trustor shall also furnish to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Trustor or any Liable Party as may be requested by Beneficiary, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest.  Notwithstanding the foregoing, Trustor and Operating Lessee will not in any event be required to incur, suffer or accept (except to a de minimis extent) (i) any lesser rights or greater obligations than as currently set forth in the Loan

Documents and (ii) any expense or any liability in connection with such transfers described in this Section 12.1.

(c)           Beneficiary, without in any way limiting Beneficiary’s other rights hereunder, in its sole and absolute discretion, shall have the right to bifurcate the Loan into two or more component notes, which notes may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the notes immediately following such bifurcation shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such reallocation shall equal the interest rate which was applicable to the Loan immediately prior to such bifurcation.  Trustor shall cooperate with all reasonable requests of Beneficiary in order to bifurcate the amount of the Loan and shall execute and deliver such documents as shall reasonably be required by Beneficiary in connection therewith, including, without limitation, one or more new component notes to replace the original Note, all in form and substance reasonably satisfactory to Beneficiary, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Trustor than those contained herein and in the Note, and (y) which do not increase Trustor’s obligations hereunder or decrease Trustor’s rights under the Loan Documents.  If Beneficiary redefines the interest rate, the amount of interest payable under the modified notes, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Note at the Interest Rate.  In the event Trustor fails to execute and deliver such documents to Beneficiary within fifteen (15) days following such request by Beneficiary, Trustor hereby absolutely and irrevocably appoints Beneficiary as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Trustor ratifying all that such attorney shall do by virtue thereof.

Section 12.2           REPLACEMENT OF NOTE.  Upon notice to Trustor of the loss, theft, destruction or mutilation of the Note, Trustor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date.  Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

Section 12.3           TRUSTOR’S ESTOPPEL.  Within ten (10) days after receipt of a written request by Beneficiary, Trustor shall furnish an acknowledged written statement in form satisfactory to Beneficiary (i) setting forth the amount of the Secured Indebtedness, (ii) stating either that no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii)  whether any default then exists under the Loan Documents, the Management Agreement or the Operating Lease or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as Beneficiary may reasonably request.  If Trustor does not furnish an estoppel certificate within the 10-day period, Trustor appoints Beneficiary as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and shall be irrevocable.

Section 12.4          URTHER ASSURANCES.  Trustor shall, without expense to Beneficiary and/or Trustee,  execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust or which Trustor may become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Deed of Trust.  If Trustor fails to comply with the terms of this Section, Beneficiary may, at Trustor’s expense, perform Trustor’s obligations for and in the name of Trustor, and Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact to do so. The appointment of Beneficiary as attorney-in-fact is coupled with an interest.

Section 12.5    CO-LENDING.  MetLife is acting for itself and for MetLife Bank as the holders of the MetLife Note and the MetLife Bank Note, as servicer (in such capacity, MetLife and any subsequent servicer of the Loan as evidenced by written notice signed by the holders of the MetLife Note and the MetLife Bank Note and all persons with interests therein, is referred to as the “Servicer”) of the Loan.  The Servicer shall act for Beneficiary for all matters in connection with the Loan, and shall be authorized to act on behalf of Beneficiary.  Trustor shall be entitled to rely on any actions taken by the Servicer with respect to the Loan Documents, the Guaranty,  the Indemnity Agreement and the Property.  All submissions, approvals and consents made or obtained from or given by Trustor, or given by Beneficiary, shall be made or obtained from, or given by, the Servicer, but a copy of all submissions and requests for approvals and consents (together with supporting materials) shall be delivered to the holders of each of the MetLife Note and the MetLife Bank Note.

Section 12.6    SUBROGATION.  Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

ARTICLE XIII

SECURITY AGREEMENT

Section 13.1    SECURITY AGREEMENT.

THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING.  UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST.  THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD.

Section 13.2           REPRESENTATIONS AND WARRANTIES.

Trustor warrants, represents and covenants as follows:

(a)           Trustor and/or Operating Lessee as applicable owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Beneficiary in writing or as otherwise allowed hereunder.  Trustor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property contrary to the preceding sentence.

(b)           The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on the business of Trustor and/or Operating Lessee as applicable.

(c)           Trustor and/or Operating Lessee as applicable will not remove the Personal Property without the prior written consent of Beneficiary, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Trustor and/or Operating Lessee as applicable with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

Section 13.3          CHARACTERIZATION OF PROPERTY.  The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property.  To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 13.4          PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS.  It is understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Section 9313, as amended from time to time and as enacted in the State, in the event that Trustor and/or Operating Lessee as applicable intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a)           Before executing any security agreement or other document evidencing or perfecting the security interest, Trustor and/or Operating Lessee as applicable shall obtain the prior written approval of Beneficiary. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b)           Trustor shall pay all sums and perform all obligations secured by the security agreement.  A default by  Trustor under the security agreement shall constitute a default under this Deed of Trust. If Trustor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.

(c)           Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d)           The provisions of subparagraphs (b) and (c) of this Section 13.4 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the lien is permitted by Section 10.7(vii) or if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.

ARTICLE XIV

MISCELLANEOUS COVENANTS

Section 14.1          NO WAIVER.  No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy.  Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy  but shall be cumulative and may be exercised concurrently with or independently from  any other right and remedy under any of the Loan Documents or under applicable law.

Section 14.2          NOTICES.  All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing.  All notices  shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

Section 14.3           HEIRS AND ASSIGNS; TERMINOLOGY.

(a)           This Deed of Trust applies to, inures to the benefit of , and binds Beneficiary, Trustee, Liable Party and Trustor, and their heirs, legatees, devisees, administrators, executors, successors and assigns.  The term “Trustor” shall include both the original Trustor and any subsequent owner or owners of any of the Property.  The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note.  The term “Liable Party” shall include both the original Liable Party and any subsequent or substituted Liable Party.

(b)           In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

(c)           If more than one party executes this Deed of Trust as Trustor, the obligations of such parties shall be the joint and several obligations of each of them.

Section 14.4          SEVERABILITY.  If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable.

Section 14.5           APPLICABLE LAW.  This Deed of Trust shall be construed and enforced in accordance with the laws of the State.

Section 14.6          CAPTIONS.  The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.

Section 14.7          TIME OF THE ESSENCE.  Time shall be of the essence with respect to all of Trustor’s and/or Operating Lessee’s as applicable obligations under this Deed of Trust and the other Loan Documents.

Section 14.8          NO MERGER.  In the event that Beneficiary should become the owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.

Section 14.9          NO MODIFICATIONS.  This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Trustor and Beneficiary.

                                [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Trustor and Operating Lessee have executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the Execution Date.

NEW AVENTINE, L.L.C.,
a Delaware limited liability company

By:	/s/ Ryan Bowie
Name:	Ryan Bowie
Its:	Vice President & Treasurer

NEW DTRS LA JOLLA, L.L.C.,
a Delaware limited liability company

By:	/s/ Ryan Bowie
Name:	Ryan Bowie
Its:	Vice President & Treasurer

        S-1

EXHIBIT “A”

PROPERTY DESCRIPTION

PARCELS 2 AND 3 OF PARCEL MAP NO. 18367, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA, NOVEMBER 4, 1999.

PARCEL B:

THE EASEMENTS GRANTED FOR THE PURPOSES SHOWN IN THE DECLARATION OF COVENANTS, EASEMENTS AND RESTRICTIONS RECORDED JULY 2, 1999 AS FILE NO. 1999-0463397 OF THE OFFICIAL RECORDS, SUBJECT TO THE TERMS AND CONDITIONS CONTAINED THEREIN.

APN: 345-190-26-00 (Affects: Parcel 2) and 345-190-27-00 (Affects: Parcel 3)

A-1

EXHIBIT “B”

TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

LEASING GUIDELINES

“Leasing Guidelines” shall mean the guidelines approved in writing by Beneficiary, from time to time, with respect to the leasing of the retail portions of the Property.  The following are the initial Leasing Guidelines:

(a)           All Leases shall be on the standard form of lease approved by Beneficiary in writing;

(b)           All Leases shall have an initial term of not more than 10 years;

(c)           All Leases shall have an annual minimum rent equal to the then prevailing current market rate.

(d)           No Leases shall be entered into if there is an Event of Default under any of the Loan Documents; and

(e)           All payments of rent, additional rent or any other amounts due from a tenant to a landlord under any Lease shall be made in money of the United States of America that at the time of payment shall be legal tender for the payment of all obligations.

B-1

SCHEDULE C

PRE-APPROVED TRANSFEREES

KSL Capital Partners
Kohlberg Kravis Roberts & Co.
Hilton Hotels Corporation
FelCor Lodging Trust, Inc.
Rosewood Hotels & Resorts
Whitehall Street Real Estate Limited Partnership Funds
Host Hotels & Resorts
Four Seasons Hotel Inc.
The Blackstone Group, LP
LaSalle Hotel Properties
Sunstone Hotel Investors
Government of Singapore Investment Corporation
Morgan Stanley Real Estate Fund (MSREF)
Walton Street Real Estate Fund
The Carlyle Group Real Estate Fund
Lehman Brothers Real Estate Fund
Orient Express
BOCA Resorts
Destination Resorts
Westbrook Real Estate Fund
Lowe Hospitality

C-1